                                                                    EXHIBIT 10.5
================================================================================



                                MASTER AGREEMENT


                                  BY AND AMONG


                            BAYARD DRILLING COMPANY

                       ANSON PARTNERS LIMITED PARTNERSHIP

                           ANADARKO DRILLING COMPANY

                           R.T. OLIVER DRILLING, INC.

                  MIKE MULLEN ENERGY EQUIPMENT RESOURCE, INC.

                            GRUPO DE HERCULES, LTD.

                        MULLEN-OLIVER PARTNERSHIP, LTD.

                          ENERGY SPECTRUM PARTNERS LP

                                      AND

                         CHESAPEAKE ENERGY CORPORATION



                               NOVEMBER 26, 1996


================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.1.             Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II
         THE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.1.             Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.2.             Delivery of Master Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.3.             Formation of The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (a)              Formation of Bayard Oklahoma  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (b)              Anadarko Capital Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (c)              Bayard Merger -- Bayard Delaware Capital Structure  . . . . . . . . . . . . . . . . . 7
                 (d)              Bayard Merger -- Conversion of Bayard Oklahoma Shares . . . . . . . . . . . . . . . . 8
                 (e)              Oliver Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (f)              Oliver Put Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (g)              Energy Spectrum Stock Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (h)              Weatherford Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 2.4.             Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (a)              Master Drilling Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (b)              Chesapeake Drilling Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (c)              Chesapeake Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (d)              Stockholders Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (e)              Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (f)              New Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.5.             Further Assurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY, ANSON AND ANADARKO  . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.1.             Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.2.             Authority; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.3.             Absence of Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.4.             Title to Anadarko Assets and Bayard Oklahoma Shares . . . . . . . . . . . . . . . .  14
         SECTION 3.5.             Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.6.             Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.7.             Assets Necessary to Business; Effect of Transfer  . . . . . . . . . . . . . . . . .  15
         SECTION 3.8.             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 3.9.             Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 3.10.            Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         SECTION 3.11.            Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.12.            Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.13.            Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 3.14.            Government Authorizations and Filings . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.15.            Brokers, Finders, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.16.            Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.17.            Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.18.            Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE OLIVER COMPANIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.1.             Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.2.             Authority; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.3.             Absence of Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 4.4.             Title to Oliver Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.5.             Effect of Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.6.             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.7.             Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.8              Defects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.9.             Government Authorizations and Filings . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.10.            Brokers, Finders, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.11.            Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF ENERGY SPECTRUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.1.             Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.2.             Authority; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.3.             Absence of Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 5.4.             Governmental Authorizations and Filings . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.5.             Brokers, Finders, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.6.             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 5.7.             Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF CHESAPEAKE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 6.1.             Organization and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 6.2.             Authority; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 6.3.             Absence of Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.4.             Governmental Authorizations and Filings . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.5.             Brokers, Finders, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 6.6.             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VII
         CONDITIONS TO THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 7.1.             General Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 7.2.             Additional Conditions Precedent of Energy Spectrum  . . . . . . . . . . . . . . . .  33
         SECTION 7.3.             Additional Conditions Precedent of the Oliver Companies . . . . . . . . . . . . . .  34

ARTICLE VIII
         CERTAIN COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 8.1.             Energy Spectrum Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 8.2.             Oliver Companies Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.3.             Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.4.             Satisfaction of All Conditions Precedent  . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.5.             Material Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.6.             Notice of Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.7.             Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 8.8.             Continuation of Insurance Coverage  . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.9.             Interim Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 8.10.            Management Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 8.11.            Continuing Responsibilities of AnSon and Anadarko . . . . . . . . . . . . . . . . .  38

ARTICLE IX
         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; INDEMNIFICATION  . . . . . . . . . . . . . . . . . .  38
         SECTION 9.1.             Survival of Representations and Agreements  . . . . . . . . . . . . . . . . . . . .  38
         SECTION 9.2.             Indemnification by AnSon and Anadarko . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 9.3.             Indemnification by the Oliver Companies . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 9.4.             Indemnification by Energy Spectrum  . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 9.5.             Indemnification by Chesapeake . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 9.6.             Indemnification for Third Party Claims  . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE X
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 10.1.            Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 10.2.            Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 10.3.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 10.4.            Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 10.5.            Energy Spectrum Advisory Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 10.6.            Energy Spectrum Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 10.7.            Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 10.8.            Amendment; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 10.9.            Parties in Interest; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 10.10.           No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 10.11.           Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         SECTION 10.12.           Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.13.           Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.14.           Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.15.           Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.16.           GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.17.           Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 10.18.           Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                    EXHIBITS

         Exhibit A -              Form of Bayard Merger Agreement
         Exhibit B -              Form of Bayard Note
         Exhibit C -              Form of Chesapeake Drilling Agreements
         Exhibit D -              Form of Chesapeake Option Agreement
         Exhibit E -              Form of Master Drilling Agreement
         Exhibit F -              Form of Registration Rights Agreement
         Exhibit G -              Form of Stockholders Agreement
         Exhibit H -              Form of Certificate
         Exhibit I -              Form of Bylaws
         Exhibit J -              Form of Bill of Sale
         Exhibit K -              Form of Opinion of Counsel to AnSon and Anadarko
         Exhibit L -              Form of Opinion of Counsel of the Oliver Companies
         Exhibit M -              Form of Opinion of Counsel to Energy Spectrum
         Exhibit N -              Form of Opinion of Counsel to Chesapeake


                                   SCHEDULES

         Schedule 2.3(b) -        Anadarko Assets
         Schedule 2.3(e) -        Oliver Assets
         Schedule 2.4(b) -        Drilling Rigs Subject to Chesapeake Drilling Agreements
         Schedule 3.4 -           Anadarko Existing Drilling Contracts
         Schedule 3.11 -          Anadarko Employee Benefit Plans
         Schedule 3.16 -          Anadarko Financial Statements

                                MASTER AGREEMENT


                 This Master Agreement (this "Agreement") is made and entered into as of November 26, 1996 by and among Bayard Drilling Company, an Oklahoma corporation ("Bayard Oklahoma"), AnSon Partners Limited Partnership, an Oklahoma limited partnership ("AnSon"), Anadarko Drilling Company, an Oklahoma general partnership ("Anadarko"), R.T. Oliver Drilling, Inc., an Oklahoma corporation ("Oliver Drilling"), and Mike Mullen Energy Equipment Resource, Inc., a Texas corporation ("Mullen Energy"), Grupo de Hercules, Ltd., a Texas limited partnership ("Grupo"), Mullen-Oliver Partnership, Ltd., a Texas limited partnership ("M-O Partnership" and, together with Oliver Drilling, Mullen Energy and Grupo, the "Oliver Companies"), Energy Spectrum Partners LP, a Delaware limited partnership ("Energy Spectrum"), and Chesapeake Energy Corporation, a Delaware corporation ("Chesapeake") (collectively, the "Parties" and each, a "Party").


                                  WITNESSETH:

                 WHEREAS, the Parties desire to effect a transaction pursuant to which the Parties will form and invest in a new corporation which will principally engage in the oil and gas contract drilling services business; and

                 WHEREAS, the Parties desire to enter into this Agreement in order to set forth the terms and conditions of the proposed transaction and certain related agreements.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

                 SECTION 1.1. Definitions. For purposes of this Agreement, the terms set forth below shall have the following respective meanings:

                 "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used herein, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by the ownership of voting securities, by contract or otherwise.

                 "Anadarko Agreements" has the meaning set forth in Section 3.2(c) hereto.

                 "Anadarko Assets" has the meaning set forth in Section 2.3(b) hereto.

                 "Anadarko Existing Drilling Contracts" has the meaning set forth in Section 3.4 hereto.

                 "Anadarko Transfer Agreements" has the meaning set forth in
         Section 2.3(b) hereto.

                 "Bayard Agreements" has the meaning set forth in Section 3.2(a) hereto.

                 "Bayard Delaware" means Bayard Drilling Technologies, Inc., a Delaware corporation and successor by merger to Bayard Oklahoma as described in Section 2.3 hereto.

                 "Bayard Merger" has the meaning set forth in Section 2.3(c) hereto.

                 "Bayard Merger Agreement" means the Agreement of Merger to be executed and delivered by Bayard Delaware and Bayard Oklahoma pursuant to Section 2.3(c) hereto prior to the Closing to effect the Bayard Merger, in substantially the form attached as Exhibit A hereto.

                 "Bayard Oklahoma" means Bayard Drilling Company, an Oklahoma corporation formed by Anadarko as described in Section 2.3 hereto.

                 "Bayard Note" means the promissory note issued by Bayard Oklahoma in favor of Anadarko, a copy of which is attached as Exhibit B hereto, in the principal amount of $6,315,000, subject to certain adjustments as set forth therein, executed and delivered in connection with the formation of Bayard Oklahoma as described in Section 2.3(b) hereto.

                 "Bylaws" has the meaning set forth in Section 2.3 (e) hereto.

                 "Certificate" has the meaning set forth in Section 2.3(c) hereto.

                 "Chesapeake Agreements" has the meaning set forth in Section
         6.2 hereto.

                 "Chesapeake Drilling Agreements" means the six drilling agreements to be entered into by Chesapeake Operating and the Company at or after the Closing pursuant to the Master Drilling Agreement and
         Section 2.4(b) hereto, each in substantially the form attached as Exhibit C hereto.

                 "Chesapeake Operating" has the meaning set forth in Section 2.4(a) hereto.

                 "Chesapeake Option Agreement" means the Chesapeake Option Agreement to be executed and delivered pursuant to Section 2.4(d) hereto by Chesapeake and the Company at the Closing, in substantially the form attached as Exhibit D hereto.

                 "Closing" has the meaning set forth in Section 2.1 hereto.

                 "Closing Date" has the meaning set forth in Section 2.1 hereto.

                 "Common Stock" has the meaning set forth in Section 2.3(c)(i) hereto.

                 "Common Stock Equivalent" means securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

                 "Company" means Bayard Oklahoma at all times prior to the effectiveness of the Bayard Merger and Bayard Delaware, as the surviving entity in the Bayard Merger, from and after the effectiveness of the Bayard Merger.

                 "Consent" has the meaning set forth in Section 3.3(a) hereto.

                 "Contract" means any contract, agreement, arrangement, understanding or other instrument or obligation (whether oral or written, pending or executory).

                 "Energy Spectrum Agreements" has the meaning set forth in
         Section 5.2 hereto.

                 "Environmental Laws" means any federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules and regulations that are applicable to the Anadarko Assets, and in each case as amended, and any judicial or administrative interpretation thereof, relating to pollution or protection of human health, the environment or natural resources (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, statutes, codes, ordinances, rules, regulations, consent decrees and judgments binding on AnSon, Anadarko, the Company or the Anadarko Assets, relating to emissions, discharges, releases or threatened releases of Harmful Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Harmful Substances.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency, body, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Harmful Substance" means (a) any radioactive materials, asbestos in any form, polychlorinated biphenyl and, only to the extent it exists at levels which are considered hazardous to human health, radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants" or words of similar import, under any applicable Environmental Laws; and (c) any petroleum or petroleum products to the extent that such products are released or otherwise discharged into the environment in contravention of any applicable Environmental Laws.

                 "Indemnitor" has the meaning set forth in Section 9.4 hereto.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and as the same may be amended from time to time, and any successor statute thereto.

                 "IPO" means (i) the initial underwritten public offering pursuant to which the Common Stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended, or (ii) any merger, consolidation or other business combination transaction that results in any equity securities of the Company being registered under
         Section 12 of the Securities Exchange Act of 1934, as amended.

                 "Liability" has the meaning set forth in Section 9.2 hereto.

                 "Lien" means, with respect to any properties or assets, (i) any mortgage, pledge, hypothecation, assignment, security interest, lien or encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind or character whatsoever in respect of such properties or assets, including, but not limited to, (A) any conditional sale or other title retention agreement, (B) any financing lease having substantially the same economic effect as any of the foregoing, and (C) the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, and (ii) any net profits interest, royalty interest or other similar ownership interest in such assets or the revenues derived therefrom.

                 "Master Drilling Agreement" means the Master Drilling Agreement to be executed and delivered pursuant to Section 2.4(a) hereto by Chesapeake, Chesapeake Operating and the Company at the Closing, in substantially the form attached as Exhibit E hereto.

                 "New Credit Agreement" means the credit facility to be executed and delivered by the Company and one or more banks or other financial institutions pursuant to which the Company will have the right to borrow approximately $22 million for purposes of funding working capital and the acquisition of additional drilling rigs and equipment.

                 "Notice" has the meaning set forth in Section 9.4 hereto.

                 "Oliver Agreements" has the meaning set forth in Section 4.2 hereto.

                 "Oliver Assets" has the meaning set forth in Section 2.3(e) hereto.

                 "Oliver Companies" means, collectively, Oliver Drilling and Mullen Energy.

                 "Oliver Shares" has the meaning set forth in Section 2.3(e) hereto.

                 "Oliver Transfer Agreements" has the meaning set forth in
         Section 2.3(e) hereto.

                 "Oliver Transfers" has the meaning set forth in Section 2.3(e) hereto.

                 "Party" and "Parties" has the meaning set forth in the recitals hereto.

                 "Permitted Liens" means any Liens on the Anadarko Assets that existed at the time Anadarko contributed such assets to Bayard Oklahoma as described in Section 2.3 hereto and with respect to which Anadarko and/or AnSon have agreed to indemnify and hold the Company harmless and which will be released in full at or prior to closing.

                 "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization of any kind or character, including any Governmental Authority.

                 "Preferred Stock" has the meaning set forth in Section 2.3(c)(ii) hereto.

                 "Registration Rights Agreement" means the Registration Rights Agreement to be executed and delivered pursuant to Section 2.4(f) hereto by the Company, Anadarko, the Oliver Companies, Energy Spectrum and Chesapeake at the Closing, in substantially the form attached as Exhibit F hereto.

                 "Related Agreements" has the meaning set forth in Section 2.4 hereto.

                 "Restricted Shares" has the meaning set forth in Section 10.7(b) hereto.

                 "Securities" has the meaning set forth in Section 8.9(a) hereto.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Services" has the meaning set forth in Section 8.9(a) hereto.

                 "Stockholders Agreement" means the Stockholders and Voting Agreement to be executed and delivered pursuant to Section 2.4(e) hereto by the Company, Anadarko, the

         Oliver Companies, Energy Spectrum and Chesapeake at the Closing, in substantially the form attached as Exhibit G hereto.

                 "Taxes" means all Taxes, charges, fees, levies or other assessments (including, but not limited to, income, gross receipts, excise, property, sales, occupation, use, service use, license, payroll, franchise, transfer and recording Taxes, fees and charges) imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, penalties and additions to any Tax.

                 "Tax Returns" means any return, statement, declaration or other document relating to Taxes that is required to be filed with any Governmental Authority.

                 "Third Party Claims" has the meaning set forth in Section 9.6 hereto.

                 "Transaction Fees" has the meaning set forth in Section 10.4(a) hereto.

                 "Transactions" has the meaning set forth in Section 2.4 hereto.

                 "Weatherford Lease Option" has the meaning set forth in
         Section 2.3(h) hereto.

                 "Weatherford Purchase Option" has the meaning set forth in
         Section 2.3(h) hereto.

                 "Weatherford Storage Yard" means the storage yard located in Weatherford, Oklahoma that is owned and operated by Anadarko.


                                   ARTICLE II
                                THE TRANSACTIONS

                 SECTION 2.1. Closing. The closing of the Transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Suite 700, Dallas, Texas 75201, at 10:00 A.M., Dallas, Texas time, on December 5, 1996, or such other place and time or on such other date as the Parties shall mutually agree (the "Closing Date"). The Closing of the Transactions shall take place simultaneously on the Closing Date with the satisfaction or waiver of each of the conditions set forth in Article VII hereof.

                 SECTION 2.2.     Delivery of Master Agreement.    Prior to
Closing, each Party hereto shall deliver a duly executed counterpart of this Agreement to each of the other Parties hereto.

                 SECTION 2.3.     Formation of The Company.

                          (a) Formation of Bayard Oklahoma. On October 28, 1996, Anadarko incorporated Bayard Oklahoma as a corporation under the laws of the State of Oklahoma by filing a certificate of incorporation for Bayard Oklahoma with the Secretary of State of the State of Oklahoma, and thereafter organized Bayard Oklahoma in accordance with Oklahoma law.

                          (b) Anadarko Capital Contribution. In connection with the formation of Bayard Oklahoma, and as an initial capital contribution to Bayard Oklahoma, Anadarko and Bayard Oklahoma executed and delivered such assignment and assumption agreements and bills of sale (collectively, the "Anadarko Transfer Agreements") as were necessary for Anadarko to contribute to Bayard Oklahoma all of the assets identified on Schedule 2.3(b) hereto. The assets contributed to Bayard Oklahoma constituted all of the assets utilized by Anadarko in connection with the operation of its business as of the date thereof, including all of the Anadarko Existing Drilling Contracts, but excluding (i) the Weatherford Storage Yard and (ii) cash, receivables or payables relating to the operations of Anadarko prior to the effective date of such contributions by Anadarko to Bayard Oklahoma (collectively, the "Anadarko Assets"). Anadarko contributed the Anadarko Assets to Bayard Oklahoma pursuant to the Anadarko Transfer Agreements free and clear of all Liens and unencumbered by any liabilities other than the Permitted Liens. The effective date for the contribution of the Anadarko Assets to Bayard Oklahoma pursuant to the Anadarko Transfer Agreements was deemed to be October 28, 1996. In exchange for the contribution of the Anadarko Assets to Bayard Oklahoma pursuant to the Anadarko Transfer Agreements, Bayard Oklahoma issued to Anadarko (i) 1,000 shares of common stock, par value $1.00 per share (the "Bayard Oklahoma Shares"), of Bayard Oklahoma, constituting all of the issued and outstanding shares of capital stock of Bayard Oklahoma and (ii) the Bayard Note.

                          (c)     Bayard Merger -- Bayard Delaware Capital
         Structure.    Immediately prior to the Closing, Anadarko shall cause
         Bayard Oklahoma to be merged with and into Bayard Delaware pursuant to a statutory merger in which Bayard Delaware shall be the surviving corporation (the "Bayard Merger"). The Agreement of Merger relating to the Bayard Merger (the "Bayard Merger Agreement") shall provide, among other things, that the certificate of incorporation and bylaws of the surviving corporation shall be those of Bayard Delaware, except that the name of the surviving corporation shall be changed to be "Bayard Drilling Technologies, Inc." The certificate of incorporation (the "Certificate") and the bylaws (the "Bylaws") of Bayard Delaware are set forth as Exhibits H and I hereto, respectively. The Certificate shall provide, among other things, that the initial capital structure of Bayard Delaware shall consist of:

                                  (i) 10,000,000 authorized shares of common stock, par value $0.01 per share ("Common Stock"), and

                                  (ii)     2,000,000 authorized shares of
                 preferred stock, par value $0.01 per share ("Preferred Stock").

                          (d)     Bayard Merger -- Conversion of Bayard
         Oklahoma Shares.    Pursuant to the terms of the Bayard Merger
         Agreement, in the Bayard Merger each of the issued and outstanding Bayard Oklahoma Shares will be canceled and converted into the right to receive 1,000 shares of Common Stock, with the effect that all of the Bayard Oklahoma Shares taken together will be converted into the right to receive an aggregate of 1,000,000 shares of Common Stock.

                          (e)     Oliver Transfers.    At the Closing, each of
         the Oliver Companies and the Company shall execute and deliver such bills of sale (collectively, the "Oliver Transfer Agreements"), each substantially in the form attached as Exhibit J hereto, respectively, as are necessary for the Oliver Companies to convey, transfer and deliver to the Company all of the assets identified on Schedule 2.3(e) hereto and owned by them respectively (the "Oliver Assets"), free and clear of all Liens and unencumbered by any liabilities of any kind or character. In consideration of the conveyance, transfer and delivery of the Oliver Assets, the Company shall (i) issue (A) 200,000 shares of Common Stock to Oliver Drilling, (B) 200,000 shares of Common Stock to Mullen Energy, (C) 160,000 shares of Common Stock to Grupo and (D) 240,000 shares of Common Stock to M-O Partnership (collectively, the "Oliver Shares"), and (ii) grant a "put" option to the Oliver Companies, the terms and conditions of which are set forth in Section 2.3(f) hereto. The transactions contemplated by this Section 2.3(e) shall be referred to herein as the "Oliver Transfers."

                          (f)     Oliver Put Options.   The "put" rights set
         forth in this paragraph (f) shall become effective upon the Closing. Unless the Company completes an IPO on or prior to June 2, 1998, then the Oliver Companies shall have the right, exercisable by delivery of written notice to the Company at any time after June 2, 1998 and prior to July 2, 1998, to request that the Company purchase all, but not less than all, of the Oliver Shares. Within 90 days after receipt by the Company of such notice, the Company shall elect, in its discretion, whether to (i) repurchase all of the Oliver Shares for an aggregate purchase price of $12,000,000 ($15 per share) or (ii) to issue to the Oliver Companies in satisfaction of the put rights an aggregate of 200,000 additional shares of Common Stock, and shall give written notice of its election to the Oliver Companies. If the Company elects to purchase the shares, the Company shall purchase the shares and the Oliver Companies will deliver the certificates representing such shares within 30 days after the Company delivers notice of its election. If the Company elects to satisfy the put right by issuing additional shares, the additional shares will be issued within 10 days after the Company delivers notice of its election. The repurchase of shares shall be made from funds legally available therefor. If the put right is not exercised within the period provided above, the rights set forth in this Section 2.3(f) shall expire and be of no further force or effect.

                          (g) Energy Spectrum Stock Purchase. At the Closing, Energy Spectrum shall purchase from the Company, and the Company shall issue and sell to Energy Spectrum, 1,000,000 shares of Common Stock for an aggregate purchase price of $10 million in cash. The Company will use a portion of such funds to repay the Bayard Note at Closing.

                          (h)     Weatherford Options.

                                  (i)  Effective upon the Closing, the Company
                 shall have a transferrable option, exercisable upon delivery of written notice to Anadarko at any time after the Closing and prior to June 30, 1998, to purchase from Anadarko, and Anadarko shall be required to sell to the Company, the Weatherford Storage Yard for a purchase price of $1,000 in cash (the "Weatherford Purchase Option"). If the Company exercises the Weatherford Purchase Option pursuant to this
                 Section 2.3(h)(i), each of the Company and Anadarko shall execute and deliver, within 30 days after the Company delivers its notice of exercise to Anadarko, such assignment and assumption agreements and bills of sale as are necessary for Anadarko to sell, convey, transfer and deliver good and marketable title in and to the Weatherford Storage Yard to the Company, free and clear of all Liens. The Weatherford Purchase Option shall be transferrable at the option of the Company upon 30 days written notice to Anadarko. If the Weatherford Purchase Option is not exercised within the period provided above, the rights set forth in this Section 2.3(h)(i) shall expire and be of no further force and effect.

                                  (ii) Effective upon the Closing, the Company
                 shall have an option, exercisable upon delivery of written notice to Anadarko at any time after the Closing and prior to June 30, 1998, to lease from Anadarko for such period as the Company may specify in its written notice, and Anadarko shall be required to so lease to the Company, the Weatherford Storage Yard for a lease price of $100 per year (or portion thereof as specified in the Company's notice) (the "Weatherford Lease Option"). If the Company exercises the Weatherford Lease Option pursuant to this Section 2.3(h)(ii), each of the Company and Anadarko shall execute and deliver, within 30 days after the Company delivers its notice of exercise to Anadarko, a lease agreement and such other agreements, instruments, certificates and other documents as are necessary to convey, transfer and deliver a leasehold interest in the Weatherford Storage Yard; provided, however, that any lease agreement entered into by the Company and Anadarko pursuant to this Section 2.3(h)(ii) shall expire no later than the earlier to occur of (i) December 31, 1999 or
                 (ii) the exercise by the Company of the Weatherford Purchase Option. The terms and provisions of any lease agreement entered into by the Company and Anadarko pursuant to this
                 Section 2.3(h)(ii) shall provide, among other things, that Anadarko shall have the right, during the term of such lease agreement, to continue operations at the Weatherford Storage Yard in a manner consistent with the ordinary course of business and the past practices of Anadarko at the Weatherford Storage Yard; provided, however, that any continuing operations of Anadarko do not interfere with or otherwise interrupt the operations of the Company, the Anadarko Assets or the Oliver Assets at the Weatherford Storage Yard. The Parties acknowledge that Affiliates of Anadarko have in the past, and will during the term of any lease hereunder, share in the use of the Weatherford Storage Yard. Accordingly, the Parties agree that during any lease term expenses incurred with respect to the maintenance and operation of the Weatherford Storage Yard will be allocated and borne by the Company, Anadarko and Anadarko's Affiliates using the facility based upon the relative use thereof by them and in a manner consistent with Anadarko's past practice. If the Weatherford Lease Option is not exercised within the period provided above, the rights set forth above in this
                 Section 2.3(h)(ii) shall expire and be of no further force or effect.

                 SECTION 2.4. Related Agreements. To effect the transactions contemplated by this Agreement (the "Transactions"), at the Closing the Parties shall enter into the agreements (the "Related Agreements") referred to below in this Section 2.4.

                          (a) Master Drilling Agreement. On the Closing Date, Chesapeake, Chesapeake Operating Inc., a subsidiary of Chesapeake ("Chesapeake Operating"), and the Company shall execute and deliver the Master Drilling Agreement pursuant to which the parties thereto shall set forth certain governing terms and conditions of the Chesapeake Drilling Agreements. The terms and provisions of the Master Drilling Agreement shall provide, among other things, that Chesapeake shall guarantee the performance of Chesapeake Operating under the Master Drilling Agreement and each Chesapeake Drilling Agreement.

                          (b)     Chesapeake Drilling Agreements.    At the
         Closing or as soon as practicable after the Closing, Chesapeake Operating and the Company shall enter into six separate Chesapeake Drilling Agreements pursuant to which Chesapeake Operating shall agree to employ each of the drilling rigs identified on Schedule 2.4(b) hereto in accordance with the terms thereof and the terms of the Master Drilling Agreement.

                          (c)     Chesapeake Option Agreement.   On the Closing
         Date, Chesapeake and the Company shall execute and deliver the Chesapeake Option Agreement pursuant to which the Company shall grant to Chesapeake an option to purchase 1,000,000 shares of Common Stock at a purchase price of $12 per share, subject to the terms and conditions thereof.

                          (d) Stockholders Agreement. On the Closing Date, each of the Parties hereto, except AnSon, shall execute and deliver the Stockholders Agreement.

                          (e) Registration Rights Agreement. On the Closing Date, each of the Parties hereto, except AnSon, shall execute and deliver the Registration Rights Agreement.

                          (f) New Credit Agreement. On the Closing Date, the Company shall enter into the New Credit Agreement.

                 SECTION 2.5. Further Assurance. Each of the Parties hereto hereby agrees that from time to time after Closing each of them shall execute, deliver, acknowledge, file and record, or cause to be executed, delivered, acknowledged, filed and recorded, such further agreements, instruments, certificates and other documents as may be required in order to consummate the Transactions.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY, ANSON AND ANADARKO

                 The Company, AnSon and Anadarko hereby jointly and severally represent and warrant to each of the other Parties hereto as of the date hereof, and as of the Closing Date, as follows:

                 SECTION 3.1.     Organization and Authority.

                          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

                          (b) AnSon is a limited partnership duly organized and validly existing under the laws of the State of Oklahoma and has all requisite power and authority as a limited partnership to own general partnership interests in, and to act as a general partner of, Anadarko and to otherwise direct the operations and take actions on behalf of Anadarko with respect to the Transactions. Upon the request of any Party hereto, AnSon shall furnish to such Party a true, correct and complete copy of its agreement of limited partnership, as amended to the date hereof.

                          (c) Anadarko is a general partnership duly organized and validly existing under the laws of the State of Oklahoma and has all requisite power and authority as a general partnership to own and operate the Anadarko Assets owned and/or operated by it. Anadarko has furnished to each of the other Parties hereto a true, correct and complete copy of its partnership agreement, as amended to the date hereof.

                          (d) The statements set forth in Sections 2.3(a) and 2.3(b) hereof are true and correct.

                 SECTION 3.2.     Authority; Binding Effect.

                          (a) The Company has all requisite power and authority to enter into this Agreement and each of the Related Agreements to which the Company is a party (the "Bayard Agreements"), to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Bayard Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company. This Agreement and the Bayard Agreements have been duly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with each of their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                          (b) AnSon has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions contemplated hereby. The execution and delivery by AnSon of this Agreement, the performance by AnSon of its obligations hereunder and the consummation by AnSon of the Transactions contemplated hereby have been duly and validly authorized by all necessary partnership and other action on the part of AnSon. This Agreement has been duly executed and delivered by AnSon and constitutes a legal, valid and binding agreement of AnSon, enforceable against AnSon in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                          (c)     Anadarko has all requisite power and
         authority to enter into this Agreement and each of the Related Agreements to which Anadarko is a party (the "Anadarko Agreements"), to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by Anadarko of this Agreement and each of the Anadarko Agreements, the performance by Anadarko of its obligations hereunder and thereunder and the consummation by Anadarko of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary partnership and other action on the part of Anadarko. This Agreement and the Anadarko Agreements have been duly executed and delivered by Anadarko and constitute legal, valid and binding agreements of Anadarko, enforceable against Anadarko in accordance with each of their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                 SECTION 3.3.     Absence of Conflicts.

                          (a) The execution and delivery by the Company of this Agreement and the Bayard Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other agreement, instrument or document to which the Company is a party or by which the Anadarko Assets may be bound, (iii) require the Company to obtain any consent, approval, permit, notice, action, authorization or waiver (each a "Consent") of or file with or give notice to any Governmental Authority or any other Person not a party to this Agreement or any of the Bayard Agreements, (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any Governmental Authority known to be applicable to the business of the Company or the operations of the Anadarko Assets or any order, writ, injunction, judgment or decree of any court, arbitrator or government authority applicable to the Company or the Anadarko Assets, or (v) result in the creation of, or impose on the Company the obligation to create, any Lien upon the Anadarko Assets.

                          (b) The execution and delivery by AnSon of this Agreement, the performance by AnSon of its obligations hereunder and the consummation of the Transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of, any provision of the agreement of limited partnership of AnSon, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other agreement, instrument or document to which AnSon is a party or by which the Anadarko Assets may be bound, (iii) require AnSon to obtain any Consent of or file with or give notice to any Governmental Authority or any other Person not a party to this Agreement or any of the AnSon Agreements, (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any Governmental Authority known to be applicable to the business of AnSon or the operations of the Anadarko Assets or any order, writ, injunction, judgment or decree of any court, arbitrator or government authority applicable to AnSon or the Anadarko Assets, or (v) result in the creation of, or impose on AnSon the obligation to create, any Lien upon the Anadarko Assets.

                          (c) The execution and delivery by Anadarko of this Agreement and the Anadarko Agreements, the performance by Anadarko of its obligations hereunder and thereunder and the consummation of the Transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation or breach of, any provision of the partnership agreement of Anadarko, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other agreement, instrument or document to which Anadarko is a party or by which the Anadarko Assets may be bound, (iii) require Anadarko to obtain any Consent of or file with or give notice to any Governmental Authority or any other Person not a party to this Agreement or any of the Anadarko Agreements, (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any Governmental Authority known to Anadarko to be applicable to the business of Anadarko or the operations of the Anadarko Assets or any order, writ, injunction, judgment or decree of any court, arbitrator or government authority applicable to Anadarko or the Anadarko Assets, or (v) result in the creation of, or impose on Anadarko the obligation to create, any Lien upon the Anadarko Assets.

                 SECTION 3.4.     Title to Anadarko Assets and Bayard Oklahoma
Shares.   The Company has good and marketable title to the Anadarko Assets, free and clear of all Liens and unencumbered by any liabilities of any kind or character other than Permitted Liens. Except with respect to the Permitted Liens, there are no leases, surface or subsurface use agreements, tenancy arrangements, service contracts, management contracts, or other agreements, instruments or encumbrances in force or effect which grant to any Person any right, title, interest or benefit in or to all or any part of the Anadarko Assets, or any right relating to the ownership, use, operation, management, maintenance or repair of all or any part of the Anadarko Assets, and no Person has any rights to acquire all or any part of the Anadarko Assets, other than rights to use rigs pursuant to the drilling contracts identified on Schedule
3.4 hereto (the "Anadarko Existing Drilling Contracts"). There are no third parties in possession of all or any portion of the Anadarko Assets, tenants in sufferance, trespassers, wrongful possessors or otherwise. Anadarko has good and marketable title to all of the Bayard Oklahoma Shares, free and clear of all Liens and unencumbered by any liabilities, claims or restrictions on transfer or other title defects. Upon the effectiveness of the Bayard Merger, Anadarko will have good and marketable title to all of the shares of Common Stock to be received by it in respect of the Bayard Merger, free and clear of all Liens and unencumbered by any liabilities, claims or restrictions on transfer or other title defects.

                 SECTION 3.5. Conduct of Business. Since December 31, 1995, other than the contribution of the Anadarko Assets by Anadarko to Bayard Oklahoma as described in Section 2.3(b) hereof, there has not been (i) any material adverse change in the business, operations, affairs, condition (financial or otherwise), results of operations, properties, assets or liabilities, of Anadarko or, since such contribution, of the Company, (ii) any sale, assignment or disposition of any of the Anadarko Assets of any kind or character, except for personal property sold, assigned or disposed of in the ordinary course of Anadarko's or the Company's business and consistent with its past practice and custom, (iii) any material damage, destruction or loss (whether or not insured against) affecting the Anadarko Assets, (iv) except as contemplated by this Agreement, any revocation or termination, or any notice of any threatened revocation or termination, of any Consents relating to the operation of the Anadarko Assets, (v) any material change or any anticipated change in the present relationships between Anadarko, AnSon or the Company and any of their significant suppliers, insurers, lessors, licensors, licensees and distributors with respect to the Anadarko Assets, or
(vi) any other material transaction other than in the ordinary course of Anadarko's or the Company's business and consistent with its past practice and custom.

                 SECTION 3.6.     Solvency.   Each of AnSon and Anadarko is
able to pay its respective debts as they become due, has capital sufficient to carry on its business as presently conducted and proposed to be conducted, owns property which has both a fair value and a fair saleable value in excess of the amount required to pay its respective debts as they become due and is solvent in all other respects. Each of AnSon and Anadarko has not been and will not be rendered insolvent by the consummation of the Transactions contemplated by this Agreement, the Bayard Merger Agreement, any of the Anadarko Transfer Agreements, or any of the Anadarko Agreements, and following the consummation of such Transactions, each of AnSon and Anadarko will be able to pay its respective debts as they become due, will have capital sufficient to carry on its business as then conducted and proposed to be conducted, and will own property which has a fair value and a fair saleable value in excess of the amount required to pay its respective debts as they become due.

                 SECTION 3.7.     Assets Necessary to Business; Effect of
Transfer.   The Anadarko Assets were sufficient in all material respects to carry on the business and operations conducted by Anadarko prior to the contribution of the such assets to Bayard Oklahoma as described in Section 2.3(b) hereof and continue to be sufficient in all material respects to carry on the business and operations conducted by the Company. Except for Rig 15, which is currently being refurbished, the Anadarko Assets are fit for the purposes for which they are being used by the Company and for which they were being used by Anadarko prior to the contribution of such assets to Bayard Oklahoma as described in Section 2.3(b) hereof. The Anadarko Assets are in all material respects in good operating condition and repair, ordinary wear and tear excepted and, to the knowledge of AnSon, Anadarko and the Company, conform in all material respects to all applicable laws relating to their use and operation. The Company is possession of all material licenses, permits, consents, approvals and other authorizations that, to the knowledge of AnSon, Anadarko or the Company are required by any Governmental Authority in connection with the ownership and operation of the Anadarko Assets or the conduct of the business and operations of the Company. The consummation of the Transactions contemplated hereby will not deprive the Company of the benefits of any material properties included in the Anadarko Assets or any rights or interests relating thereto, or result in the imposition of any debts, liabilities or obligations on the Company.

                 SECTION 3.8.     Litigation.    There is no action, suit,
inquiry, investigation or other proceeding pending against or, to the knowledge of AnSon, Anadarko or the Company, threatened against or affecting Anadarko, the Company or the Anadarko Assets in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority (i) in which an adverse decision could, either in any single case or in the aggregate, have a material adverse effect on the business of the Company or the operations of the Anadarko Assets, or (ii) which in any manner draws into question the validity of or otherwise affects (A) the contribution of the Anadarko Assets to Bayard Oklahoma by Anadarko as described in Section 2.3(b) hereof, (B) this Agreement, or (C) the Bayard Merger Agreement or any Anadarko Agreements or Bayard Agreements, (D) the ability of AnSon, Anadarko or the Company to perform their respective obligations hereunder and thereunder, or (E) the consummation of the Transactions contemplated hereby and thereby.

                 SECTION 3.9.     Taxes.

                          (a) Each of AnSon, Anadarko and the Company has filed, or will file in a timely manner with the appropriate Governmental Authority, all Tax Returns relating to the Anadarko Assets or the operations of the Anadarko Assets which are required to be filed on or before the Closing Date, and each such Tax Return has been or will be prepared in compliance in all material respects with all applicable laws and regulations.

                          (b) Each of AnSon, Anadarko and the Company has paid, or will pay on the applicable due date, all Taxes relating to the Anadarko Assets or the operations of the Anadarko Assets which are due and payable or accrued and not yet payable on or before the Closing Date, including without limitation, all Taxes shown to be due on such returns or pursuant to any assessment received by AnSon or Anadarko from any Taxing authority, except such Taxes, if any, as are being contested in good faith by appropriate proceedings diligently conducted.

                          (c) There are no claims for Taxes pending against AnSon, Anadarko or the Company with respect to (i) the business of Anadarko as conducted prior to the contribution of the Anadarko Assets to Bayard Oklahoma as described in Section 2.3(b) hereof, or the operations of the Anadarko Assets prior to such contribution, or (ii) the business of the Company following such contribution, or the operations of the Anadarko Assets by the Company following such contribution, nor to the knowledge of AnSon, Anadarko or the Company, any threatened claims for Tax deficiencies against AnSon, Anadarko or the Company for which the Anadarko Assets could be liable, and AnSon, Anadarko and the Company do not know of any basis for such claims.

                          (d) There exist no actual or, to the knowledge of AnSon, Anadarko or the Company, proposed additional assessments or adjustments of Taxes by any Taxing authority for which the Anadarko Assets could be liable.

                          (e) There are no pending audits, actions, proceedings, disputes, claims or, to the knowledge of AnSon, Anadarko or the Company, investigations with respect to any Taxes payable by or asserted against AnSon, Anadarko or the Company with respect to (i) the business of Anadarko prior to the contribution of the Anadarko Assets to Bayard Oklahoma as described in Section 2.3(b) hereof, or the operations of the Anadarko Assets by Anadarko prior to such contribution, or (ii) the business of the Company following such contribution, or the operations of the Anadarko Assets by the Company following such contribution, and, to the knowledge of AnSon, Anadarko or the Company, there is no basis on which any such claim for material Taxes can be asserted against AnSon, Anadarko, the Company or the Anadarko Assets. AnSon, Anadarko or the Company have not received notice from any Governmental Authority of its intent to examine or audit any Tax Returns of AnSon, Anadarko or the Company with respect to (i) the business of Anadarko prior to the contribution of the Anadarko Assets to Bayard Oklahoma as described in Section 2.3(b) hereof, or the operations of the Anadarko Assets by Anadarko prior to such contribution, or (ii) the business of the Company following such contribution, or the operations of the Anadarko Assets by the Company following such contribution

                          (f) There are no proposed reassessments of the Taxable value of any of the Anadarko Assets or similar matters pending with respect to any Taxing authority.

                          (g) There are no outstanding agreements or waivers that would extend the statutory period in which a Taxing authority may assess or collect a Tax against AnSon, Anadarko or the Company for which the Anadarko Assets could be liable.

                          (h) Except for the United States of America and the States of Oklahoma and Texas, there are no other jurisdictions in which income or franchise Tax Returns and reports, and returns and reports relating to the payment of Tax based upon the ownership or use of property therein or the derivation of income therefrom or measured by premiums or investments in tangible or intangible property, were, or were required to be, filed by AnSon, Anadarko or the Company with respect to the Anadarko Assets or the operations of the Anadarko Assets.

                 SECTION 3.10.    Environmental Compliance.

                          (a) AnSon, Anadarko and the Company are not subject to any existing, pending or, to the knowledge of AnSon, Anadarko or the Company, threatened action, suit, investigation, inquiry or proceeding by any Governmental Authority under, and are not currently in violation of, or subject to, any remedial obligation under, any Environmental Law.

                          (b) All material environmental notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operations of the Anadarko Assets have been obtained or filed.

                          (c) Harmful Substances have not been disposed of on, to or from any of the Anadarko Assets during the time of ownership or possession of the Anadarko Assets by AnSon, Anadarko or the Company and the operation of the Anadarko Assets by such Parties or, to the knowledge of AnSon, Anadarko or the Company, prior thereto, except in compliance with Environmental Laws in effect at the time such activity was undertaken.

                          (d) No Harmful Substances have been generated, managed, treated or transported to or from the Anadarko Assets, except in compliance with Environmental Laws at the time such activity was undertaken.

                          (e) No underground storage tanks currently exist or, to the knowledge of AnSon, Anadarko or the Company, have existed on the Anadarko Assets. The Parties hereto acknowledge that Anadarko maintains underground storage tanks at the Weatherford Storage Yard and that AnSon and Anadarko make no representation or warranty pursuant to this Section 3.10(e) with respect to such property.

                          (f) During the time the Anadarko Assets have been occupied by AnSon, Anadarko or the Company, there has not been a release of Harmful Substances into, onto or out of the land occupied by the Anadarko Assets, except in compliance with Environmental Laws at the time such activity was undertaken.

                          (g) AnSon, Anadarko and the Company are not a party, whether as a direct signatory or as successor, assignee or third party beneficiary, or otherwise bound, to any lease or other Contract relating to the Anadarko Assets under which AnSon, Anadarko or the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning a release of Harmful Substances or non-compliance with Environmental Laws.

                 SECTION 3.11.    Employee Matters.

                          (a)      Employee Benefit Plans.    Except as set
         forth on Schedule 3.11 hereto, Anadarko does not maintain any compensation or other employee benefit plans, including any employee benefit plan as defined in Section 3(3) of ERISA, any supplemental pension, life and dependent life, accidental death and health insurance (including medical, dental and vision), hospitalization, savings, bonus, deferred compensation, incentive compensation, tax preparation assistance and equalization, employee assistance, fringe benefit or other employee benefit plans, Contracts, policies or practices providing employee or executive compensation or benefits with respect to the business of Anadarko or the operation of the Anadarko Assets.

                          (b)     Employees.    Prior to the Closing, the
         Company will not employ any employees, but will be managed by and under the direction of the employees of AnSon and Anadarko as contemplated by Section 8.9 hereof.

                 SECTION 3.12. Defects. There are no material defects in any of the Anadarko Assets which would impair the use or operation of such assets; provided, however, that the Parties hereto acknowledge that Rig 15 is being refurbished and is not currently operational.

                 SECTION 3.13. Books and Records. The books and records of Anadarko, AnSon and the Company fairly reflect in all material respects the transactions to which the Anadarko Assets are or were bound, and such books and records are and have been properly kept and maintained, with the revenues, expenses, assets and liabilities of Anadarko, AnSon and the Company accurately recorded in all material respects therein on the accrual basis of accounting prepared in accordance with United States generally accepted accounting principles. True, complete and correct copies of such books and records (i) have been made available by Anadarko, AnSon and the Company for review by the other Parties hereto, (ii) will be delivered to the Company at Closing and
(iii) constitute part of the Anadarko Assets.

                 SECTION 3.14. Government Authorizations and Filings. There is no requirement applicable to AnSon, Anadarko or the Company to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by AnSon, Anadarko or the Company of this Agreement or any of the Anadarko Agreements or Bayard Agreements, the due performance by each of AnSon, Anadarko and the Company of its respective obligations hereunder and thereunder or the lawful consummation of the Transactions contemplated hereby or thereby.

                 SECTION 3.15.    Brokers, Finders, etc.    All negotiations
relating to this Agreement, the Anadarko Agreements and the Bayard Agreements, and the Transactions contemplated hereby and thereby, have been carried on without the intervention of any Person acting on behalf of AnSon, Anadarko or the Company in such manner as to give rise to a valid claim against any of the Parties hereto for any broker's or finder's commission. AnSon and Anadarko shall jointly and severally indemnify each of the other Parties hereto from and against any and all liabilities and obligations arising as a result of anyone claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of AnSon, Anadarko or the Company in connection with the Transactions contemplated hereby.

                 SECTION 3.16.    Investment Intent.

                          (a) Anadarko is acquiring shares of Common Stock for its own account, for investment purposes only and not with a view to resale or any other distribution thereof, in whole or in part. Anadarko acknowledges and agrees that it may not assign, sell, hypothecate or otherwise transfer shares of Common Stock unless (i)
         (A) a registration statement is in effect under the Securities Act, with respect to the sale or other distribution of such shares of Common Stock, or (B) a written opinion of counsel acceptable to the Company is obtained to the effect that no such registration is required, and (ii) except in the case of publicly traded shares of Common Stock, the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act. Each of AnSon and Anadarko have no reason to anticipate any change in its respective circumstances, financial or otherwise, that would cause or require any sale or distribution of the shares of Common Stock to be acquired by Anadarko pursuant to the terms of this Agreement.

                          (b) AnSon and Anadarko acknowledge, agree and are aware that (i) an investment in the Common Stock involves a high degree of risk and that each of AnSon and Anadarko may lose the entire amount of its respective investment in such stock; (ii) no United States federal or state or any foreign agency has passed upon the accuracy, validity or completeness of this Agreement or made any finding or determination as to the fairness of an investment in the Common Stock; (iii) shares of Common Stock are illiquid, and AnSon and Anadarko must bear the economic risk of investment in the Common Stock for an indefinite period of time; (iv) this Agreement and the Stockholders Agreement contain substantial restrictions on the transferability of the Common Stock; (v) there is no existing public or other market for the Common Stock, and therefore, there can be no assurance that AnSon or Anadarko will be able to sell or dispose of its shares of Common Stock; (vi) the Common Stock has not been registered under the Securities Act or under the securities laws of any other jurisdiction, including the states of the United States, and the Company is under no obligation to register or qualify the Common Stock or any of its securities for resale by AnSon or Anadarko or assist AnSon or Anadarko in complying with any exemption under the Securities Act or the securities laws of any such jurisdiction or any other jurisdiction, except as provided in the Registration Rights Agreement; (vii) an offer or sale of shares of Common Stock by AnSon or Anadarko in the absence of registration under the Securities Act will require the availability of an exemption thereunder; (viii) a restrictive legend, in substantially the form set forth in Section
         10.7 hereof, shall be placed on the certificates representing shares of Common Stock; and (ix) a notation shall be made in the appropriate records of the Company indicating that such shares of Common Stock are subject to restrictions on transfer.

                          (c) AnSon and Anadarko qualify as "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act.

                 SECTION 3.17. Financial Statements. The audited balance sheets as of December 31, 1994 and 1995 and the audited statements of income and statements of cash flows for the years ended December 31, 1993, 1994 and 1995 which are attached as Schedule 3.16 hereto, fairly present in all material respects the financial position, results of operations and cash flows of Anadarko for such twelve-month periods and contain no material inaccuracies. Such statements were prepared in conformity with United States generally accepted accounting principles, except as noted therein. AnSon and Anadarko shall provide the Company with audited financial statements of similar scope and prepared consistently for the period from January 1, 1996 through the Closing Date with respect to Anadarko and the Company within 90 days after the Closing Date.

                 SECTION 3.18.    Disclosure.    Neither this Agreement nor any
certificate, instrument or written statement furnished to any of the other Parties hereto by or on behalf of AnSon, Anadarko or the Company contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which AnSon, Anadarko or the Company has not disclosed to each of the other Parties hereto and of which any such Party is aware which materially and adversely affects or which could reasonably be expected to materially and adversely affect the business, financial condition, prospects, operations, property or affairs of the Company as proposed to be conducted or the ability of AnSon, Anadarko or the Company to perform their respective obligations hereunder or under the Anadarko Agreements or the Bayard Agreements.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF THE OLIVER COMPANIES

                 The Oliver Companies hereby jointly and severally represent and warrant to each of the other Parties hereto as of the date hereof, and as of the Closing Date, as follows:

                 SECTION 4.1.     Organization and Authority.

                          (a) Each of Oliver Drilling and Mullen Energy is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and each such company has all requisite corporate power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

                          (b) Each of Grupo and M-O Partnership is a limited partnership duly organized and validly existing under the laws of the State of Texas, and each such limited partnership has all requisite power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

                 SECTION 4.2.     Authority; Binding Effect.   Each of the
Oliver Companies has all requisite power and authority to enter into this Agreement and each of the Related Agreements to which each such company or limited partnership is a party (the "Oliver Agreements"), to perform its respective obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by each of the Oliver Companies of this Agreement and each of the Oliver Agreements, the performance by each of the Oliver Companies of its respective obligations hereunder and thereunder and the consummation by each of the Oliver Companies of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership and other action, as applicable, on the part of each of the Oliver Companies. This Agreement and the Oliver Agreements have been duly executed and delivered by each of the Oliver Companies and constitute legal, valid and binding agreements of each of the Oliver Companies, enforceable against each of the Oliver Companies in accordance with each of their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                 SECTION 4.3.     Absence of Conflicts.   The execution and
delivery by each of the Oliver Companies of this Agreement and the Oliver Agreements, the performance by each of the Oliver Companies of its respective obligations hereunder and thereunder and the consummation of the Transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation or breach of, any provision of the certificate or articles of incorporation or bylaws of either of Oliver Drilling or Mullen Energy, (ii) conflict with, or result in any violation or breach of, any provision of the limited partnership agreement of either of Grupo or M-O Partnership, (iii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other agreement, instrument or document to which any of the Oliver Companies is a party or by which the Oliver Assets may be bound, (iv) require any of the Oliver Companies to obtain any Consent of or file with or give notice to any Governmental Authority or any other Person not a party to this Agreement or any of the Oliver Agreements, (v) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any Governmental Authority known to be applicable to the business of any of the Oliver Companies or the operations of the Oliver Assets or any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to any of the Oliver Companies or the Oliver Assets, or (vi) result in the creation of, or impose on any of the Oliver Companies the obligation to create, any Lien upon the Oliver Assets.

                 SECTION 4.4.     Title to Oliver Assets.   Each of the Oliver
Companies has good and marketable title to the Oliver Assets owned by such company or limited partnership, free and clear of all Liens and unencumbered by
any liabilities of any kind or character.   There are no leases, surface or
subsurface use agreements, tenancy arrangements, service contracts, management contracts, or other agreements, instruments or encumbrances in force or effect which grant to any Person any right, title, interest or benefit in or to all or any part of the Oliver Assets, or any right relating to the ownership, use, operation, management, maintenance or repair of all or any part of the Oliver Assets, and no Person has any rights to acquire all or any part of the Oliver Assets. There are no third parties in possession of all or any portion of the Oliver Assets, tenants in sufferance, trespassers, wrongful possessors or otherwise.

                 SECTION 4.5. Effect of Transfer. The consummation of the Transactions contemplated hereby will not deprive the Company of the benefits of any material properties included in the Oliver Assets or any rights or interests relating thereto, or result in the imposition of any debts, liabilities or obligations on the Company.

                 SECTION 4.6.     Litigation.     There is no action, suit,
inquiry, investigation or other proceeding pending against or, to the knowledge of the Oliver Companies, threatened against or affecting the Oliver Companies or the Oliver Assets in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority (i) in which an adverse decision could, either in any single case or in the aggregate, have a material adverse effect on the business of the Oliver Companies or the operations of the Oliver Assets, or (ii) which in any manner draws into question the validity of or otherwise affects (A) this Agreement, the Oliver Transfer Agreements or the Oliver Agreements, the ability of each of the Oliver Companies to perform its respective obligations hereunder and thereunder, or the consummation of the Transactions contemplated hereby and thereby.

                 SECTION 4.7.     Taxes.

                          (a) Each of the Oliver Companies has filed, or will file in a timely manner with the appropriate Governmental Authority, all Tax Returns relating to the Oliver Assets or the operations of the Oliver Assets which are required to be filed on or before the Closing Date, and each such Tax Return has been or will be prepared in compliance in all material respects with all applicable laws and regulations.

                          (b) Each of the Oliver Companies has paid, or will pay on the applicable due date, all Taxes relating to the Oliver Assets or the operations of the Oliver Assets which are due and payable or accrued and not yet payable on or before the Closing Date, including without limitation, all Taxes shown to be due on such returns or pursuant to any assessment received by any of the Oliver Companies from any Taxing authority, except such Taxes, if any, as are being contested in good faith by appropriate proceedings diligently conducted.

                          (c) There are no claims for Taxes pending against any of the Oliver Companies with respect to the business of the Oliver Companies or the operations of the Oliver Assets by the Oliver Companies, nor to the knowledge of any of the Oliver Companies, any threatened claims for Tax deficiencies against any of the Oliver Companies for which the Oliver Assets could be liable, and the Oliver Companies do not know of any basis for such claims.

                          (d) There exist no actual or, to the knowledge of the Oliver Companies, proposed additional assessments or adjustments of Taxes by any Taxing authority for which the Oliver Assets could be liable.

                          (e) There are no pending audits, actions, proceedings, disputes, claims or, to the knowledge of the Oliver Companies, investigations with respect to any Taxes payable by or asserted against any of the Oliver Companies with respect to (i) the business of the Oliver Companies or the operations of the Oliver Assets by the Oliver Companies and, to the knowledge of the Oliver Companies, there is no basis on which any such claim for material Taxes can be asserted against any of the Oliver Companies or the Oliver Assets. The Oliver Companies have not received notice from any Governmental Authority of its intent to examine or audit any Tax Returns of any of the Oliver Companies with respect to (i) the business of the Oliver Companies or the operations of the Oliver Assets by the Oliver Companies.

                          (f) There are no proposed reassessments of the Taxable value of any of the Oliver Assets or similar matters pending with respect to any Taxing authority.

                          (g) There are no outstanding agreements or waivers that would extend the statutory period in which a Taxing authority may assess or collect a Tax against any of the Oliver Companies for which the Oliver Assets could be liable.

                          (h) Except for the United States of America and the States of Oklahoma and Texas, there are no other jurisdictions in which income or franchise Tax Returns and reports, and returns and reports relating to the payment of Tax based upon the ownership or use of property therein or the derivation of income therefrom or measured by premiums or investments in tangible or intangible property, were, or were required to be, filed by any of the Oliver Companies with respect to the Oliver Assets or the operations of the Oliver Assets.

                          (i) Each of the Oliver Companies that is a corporation has been subject to a valid and effective election (a "Subchapter S Election") to be an S corporation, within the meaning of section 1361(a)(1) of the Code from the date of incorporation thereof to the date hereof, and such Subchapter S Election has not been terminated (within the meaning of section 1362(d) of the Code) at any time prior to the date hereof.

                 SECTION 4.8      Defects.    The Oliver Assets include all of
the equipment made available to the Parties for inspection and, since the date the Oliver Assets were so inspected by any of the Parties hereto, there has been no material change in any of the Oliver Assets. None of the Oliver Companies or their stockholders or general partners, as applicable, have any current actual knowledge of any material latent defect in any of the Oliver Assets.

                 SECTION 4.9.     Government Authorizations and Filings.
There is no requirement applicable to the Oliver Companies to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by the Oliver Companies of this Agreement or any of the Oliver Transfer Agreements or Oliver Agreements, the due performance by each of the Oliver Companies of its respective obligations hereunder and thereunder or the lawful consummation of the Transactions contemplated hereby or thereby.

                 SECTION 4.10.    Brokers, Finders, etc.    All negotiations
relating to this Agreement, the Oliver Transfer Agreements and the Oliver Agreements, and the Transactions contemplated hereby and thereby, have been carried on without the intervention of any Person acting on behalf of the Oliver Companies in such manner as to give rise to a valid claim against any of the Parties hereto for any broker's or finder's commission. The Oliver Companies shall jointly and severally indemnify each of the other Parties hereto from and against any and all liabilities and obligations arising as a result of anyone claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of any of the Oliver Companies in connection with the Transactions contemplated hereby.

                 SECTION 4.11.    Investment Intent.

                          (a) Each of the Oliver Companies is acquiring shares of Common Stock for its own account, for investment purposes only and not with a view to resale or any other distribution thereof,
         in whole or in part.   Each of the Oliver Companies acknowledges and
         agrees that it may not assign, sell, hypothecate or otherwise transfer shares of Common Stock unless (i) (A) a registration statement is in effect under the Securities Act with respect to the sale or other distribution of such shares of Common Stock, or (B) a written opinion of counsel acceptable to the Company is obtained to the effect that no such registration is required, and (ii) except in the case of publicly traded shares of Common Stock, the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act. Each of the Oliver Companies have no reason to anticipate any change in its respective circumstances, financial or otherwise, that would cause or require any sale or distribution of the shares of Common Stock to be acquired by the Oliver Companies pursuant to the terms of this Agreement.

                          (b) Each of the Oliver Companies acknowledge, agree and are aware that (i) an investment in the Common Stock involves a high degree of risk and that each of the Oliver Companies may lose the entire amount of its respective investment in such stock;
         (ii) no United States federal or state or any foreign agency has passed upon the accuracy, validity or completeness of this Agreement or made any finding or determination as to the fairness of an investment in the Common Stock; (iii) shares of Common Stock are illiquid, and each of the Oliver Companies must bear the economic risk of investment in the Common Stock for an indefinite period of time;
         (iv) this Agreement and the Stockholders Agreement contain substantial restrictions on the transferability of the Common Stock; (v) there is no existing public or other market for the Common Stock, and therefore, there can be no assurance that any of the Oliver Companies will be able to sell or dispose of its shares of Common Stock; (vi) the Common Stock has not been registered under the Securities Act or under the securities laws of any other jurisdiction, including the states of the United States, and the Company is under no obligation to register or qualify the Common Stock or any of its securities for resale by any of the Oliver Companies or assist the Oliver Companies in complying with any exemption under the Securities Act or the securities laws of any such jurisdiction or any other jurisdiction, except as provided in the Registration Rights Agreement; (vii) an offer or sale of shares of Common Stock by any of the Oliver Companies in the absence of registration under the Securities Act will require the availability of an exemption thereunder; (viii) a restrictive legend, in substantially the form set forth in Section 10.7 hereof, shall be placed on the certificates representing shares of Common Stock; and (ix) a notation shall be made in the appropriate records of the Company indicating that such shares of Common Stock are subject to restrictions on transfer.

                          (c) The Oliver Companies qualify as "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                               OF ENERGY SPECTRUM

                 Energy Spectrum represents and warrants to each of the other Parties hereto as of the date hereof, and as of the Closing Date, as follows:

                 SECTION 5.1. Organization and Authority. Energy Spectrum is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

                 SECTION 5.2. Authority; Binding Effect. Energy Spectrum has all requisite power and authority to enter into this Agreement and the Related Agreements to which Energy Spectrum is a party (the "Energy Spectrum Agreements"), to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by Energy Spectrum of this Agreement and each of the Energy Spectrum Agreements, the performance by Energy Spectrum of its obligations hereunder and thereunder and the consummation by Energy Spectrum of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary partnership and other action on the part of Energy Spectrum. This Agreement and the Energy Spectrum Agreements have been duly executed and delivered by Energy Spectrum and constitute legal, valid and binding agreements of Energy Spectrum, enforceable against Energy Spectrum in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                 SECTION 5.3. Absence of Conflicts. The execution and delivery by Energy Spectrum of this Agreement and the Energy Spectrum Agreements, the performance by Energy Spectrum of its obligations hereunder and thereunder and the consummation by Energy Spectrum of the Transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation or breach of, any provision of the partnership agreement of Energy Spectrum, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other agreement, instrument or document to which Energy Spectrum is a party or by which its properties or assets are or may be bound, (iii) require Energy Spectrum to obtain any Consent of or file with or give notice to any Governmental Authority or any other Person not a party to this Agreement or any other Energy

Spectrum Agreements, or (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to Energy Spectrum or its properties or assets.

                 SECTION 5.4. Governmental Authorizations and Filings. There is no requirement applicable to Energy Spectrum to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by Energy Spectrum of this Agreement or any of the Energy Spectrum Agreements, the due performance by Energy Spectrum of its obligations hereunder or thereunder or the lawful consummation by Energy Spectrum of the Transactions contemplated hereby or thereby.

                 SECTION 5.5. Brokers, Finders, etc. All negotiations relating to this Agreement and the Energy Spectrum Agreements, and the Transactions contemplated hereby and thereby, have been carried on without the intervention of any Person acting on behalf of Energy Spectrum in such manner as to give rise to a valid claim against any of the Parties hereto for any broker's or finder's commission. Energy Spectrum shall indemnify each of the other Parties hereto from and against any and all liabilities and obligations arising as a result of anyone claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of Energy Spectrum in connection with the Transactions contemplated hereby.

                 SECTION 5.6. Litigation. There is no action, suit, inquiry, investigation or other proceeding pending against or, to the knowledge of Energy Spectrum, threatened against or affecting the properties or assets of Energy Spectrum in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority which in any manner draws into question the validity of or otherwise affects this Agreement or any of the Energy Spectrum Agreements, the ability of Energy Spectrum to perform its obligations hereunder or thereunder or the consummation of the Transactions contemplated hereby or thereby.

                 SECTION 5.7.     Investment Intent.

                          (a) Energy Spectrum is acquiring shares of Common Stock for its own account, for investment purposes only and not with a view to resale or any other distribution thereof, in whole or in part. Energy Spectrum acknowledges and agrees that it may not assign, sell, hypothecate or otherwise transfer shares of Common Stock unless (i)
         (A) a registration statement is in effect under the Securities Act, with respect to the sale or other distribution of such shares of Common Stock, or (B) a written opinion of counsel acceptable to the Company is obtained to the effect that no such registration is required, and (ii) except in the case of publicly traded shares of Common Stock, the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act. Energy Spectrum has no reason to anticipate any change in its circumstances, financial or otherwise, that would cause or require any sale or distribution of the shares of Common Stock to be acquired by Energy Spectrum pursuant to the terms of this Agreement.

                          (b) Energy Spectrum acknowledges, agrees and is aware that (i) an investment in the Common Stock involves a high degree of risk and that Energy Spectrum may lose the entire amount of its investment in such stock; (ii) no United States federal or state or any foreign agency has passed upon the accuracy, validity or completeness of this Agreement or made any finding or determination as to the fairness of an investment in the Common Stock; (iii) shares of Common Stock are illiquid, and Energy Spectrum must bear the economic risk of investment in the Common Stock for an indefinite period of time; (iv) this Agreement and the Stockholders Agreement contain substantial restrictions on the transferability of the Common Stock;
         (v) there is no existing public or other market for the Common Stock, and therefore, there can be no assurance that Energy Spectrum will be able to sell or dispose of its shares of Common Stock; (vi) the Common Stock has not been registered under the Securities Act or under the securities laws of any other jurisdiction, including the states of the United States, and the Company is under no obligation to register or qualify the Common Stock or any of its securities for resale by Energy Spectrum or assist Energy Spectrum in complying with any exemption under the Securities Act or the securities laws of any such jurisdiction or any other jurisdiction, except as provided in the Registration Rights Agreement; (vii) an offer or sale of shares of Common Stock by Energy Spectrum in the absence of registration under the Securities Act will require the availability of an exemption thereunder; (viii) a restrictive legend, in substantially the form set forth in Section 10.7 hereof, shall be placed on the certificates representing shares of Common Stock; and (ix) a notation shall be made in the appropriate records of the Company indicating that such shares of Common Stock are subject to restrictions on transfer.

                          (c) Energy Spectrum qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                 OF CHESAPEAKE

                 Chesapeake represents and warrants to each of the other Parties hereto as of the date hereof, and as of the Closing Date, as follows:

                 SECTION 6.1. Organization and Authority. Chesapeake is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its assets and properties and conduct its business and operations as presently being conducted.

                 SECTION 6.2. Authority; Binding Effect. Chesapeake has all requisite power and authority to enter into this Agreement and the Related Agreements to which Chesapeake is a party (the "Chesapeake Agreements"), to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by

Chesapeake of this Agreement and each of the Chesapeake Agreements, the performance by Chesapeake of its obligations hereunder and thereunder and the consummation by Chesapeake of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of Chesapeake. This Agreement and the Chesapeake Agreements have been duly executed and delivered by Chesapeake and constitute legal, valid and binding agreements of Chesapeake, enforceable against Chesapeake in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                 SECTION 6.3. Absence of Conflicts. The execution and delivery by Chesapeake of this Agreement and the Chesapeake Agreements, the performance by Chesapeake of its obligations hereunder and thereunder and the consummation by Chesapeake of the Transactions contemplated hereby and thereby will not (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Chesapeake, (ii) conflict with, or result in any violation or breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void, voidable or without further effect, any term or provision of any material note, bond, mortgage, indenture, lease, franchise, permit, license, Contract or other agreement, instrument or document to which Chesapeake is a party or by which its properties or assets are or may be bound, (iii) require Chesapeake to obtain any Consent of or file with or give notice to any Governmental Authority or any other Person not a party to this Agreement or any other Chesapeake Agreements, or (iv) conflict with, or result in any violation of, any material law, ordinance, statute, rule or regulation of any Governmental Authority or of any order, writ, injunction, judgment or decree of any court, arbitrator or Governmental Authority applicable to Chesapeake or its properties or assets.

                 SECTION 6.4. Governmental Authorizations and Filings. There is no requirement applicable to Chesapeake to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by Chesapeake of this Agreement or any of the Chesapeake Agreements, the due performance by Chesapeake of its obligations hereunder or thereunder or the lawful consummation by Chesapeake of the Transactions contemplated hereby or thereby.

                 SECTION 6.5.     Brokers, Finders, etc.     All negotiations
relating to this Agreement and the Chesapeake Agreements, and the Transactions contemplated hereby and thereby, have been carried on without the intervention of any Person acting on behalf of Chesapeake in such manner as to give rise to a valid claim against any of the Parties hereto for any broker's or finder's commission. Chesapeake shall indemnify each of the other Parties hereto from and against any and all liabilities and obligations arising as a result of anyone claiming a commission, finder's fee or other payment for services rendered as a broker or finder on behalf of Chesapeake in connection with the Transactions contemplated hereby.

                 SECTION 6.6.     Litigation.    There is no action, suit,
inquiry, investigation or other proceeding pending against or, to the knowledge of Chesapeake, threatened against or affecting the properties or assets of Chesapeake in any court or before any arbitrator or any foreign or United States federal, state or local Governmental Authority which in any manner draws into question the validity of or otherwise affects this Agreement or any of the Chesapeake Agreements, the ability of Chesapeake to perform its obligations hereunder or thereunder or the consummation of the Transactions contemplated hereby or thereby.


                                  ARTICLE VII
                           CONDITIONS TO THE CLOSING

                 SECTION 7.1. General Conditions Precedent. The obligations of each of the Parties hereto at the Closing are subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, provided, however, that the obligations of each respective Party hereto shall not be subject to the satisfaction of any of the following conditions insofar as any such condition relates to the performance by such Party of any acts or the compliance with, or delivery of, any agreement, instrument, certificate or other document by such Party (including for purposes of this Section 7.1 (i) the Company, AnSon and Anadarko as one Party and (ii) the Oliver Companies as one Party):

                          (a) Each of the other Parties hereto shall have taken all necessary action to approve and adopt this Agreement and each of the Related Agreements to which each such Party is a party, and to authorize the performance of its respective obligations hereunder and thereunder and the consummation of the Transactions contemplated hereby and thereby, and each Party shall have received a certificate from an appropriate duly authorized officer of each of the other Parties hereto, each dated as of the Closing Date, certifying to the foregoing effect as to itself.

                          (b) Each of the other Parties hereto shall have performed and complied in all material respects with all agreements required by this Agreement to be performed and complied with by each of such Parties at or prior to the Closing Date, and each Party hereto shall have received a certificate from an appropriate duly authorized officer of each of the other Parties hereto, each dated as of the Closing Date, certifying to the foregoing effect as to itself.

                          (c) The Bayard Merger shall have become effective and the Company shall be a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and the Parties hereto shall have received a certified copy of the Certificate from the Office of the Secretary of State of the State of Delaware dated within three days of the Closing Date, certifying to the foregoing effect.

                          (d)     Anadarko shall have received a stock
         certificate or certificates representing the 1,000,000 shares of Common Stock to be received by Anadarko in connection with the Bayard Merger as described in Section 2.3(c) and 2.3(d) hereof.

                          (e) The Oliver Companies shall have conveyed, transferred and delivered the Oliver Assets to the Company as described in Section 2.3(e) hereof and the Oliver Companies shall have received a stock certificate or certificates representing the 800,000 shares of Common Stock to be received by the Oliver Companies from the Company pursuant to Section 2.3(e) hereof.

                          (f) Energy Spectrum shall have purchased Common Stock from the Company for $10,000,000 pursuant to Section 2.3(g) hereof and Energy Spectrum shall have received a stock certificate or certificates representing the 1,000,000 shares of Common Stock so purchased by Energy Spectrum.

                          (g) All required notices shall have been given and filings made, and, as the case may be, applicable waiting periods shall have expired without adverse action by, or favorable orders, consents, and approvals in the form required to consummate the Transactions contemplated hereby shall have been received from, all necessary Governmental Authorities and third parties.

                          (h) The Transactions contemplated hereby shall have been effectuated in compliance with all applicable federal and state securities laws and the issuance of the shares of Common Stock to each of the Parties hereto shall have been exempt from registration under the Securities Act, and shall have been exempt from registration or qualification under state securities or Blue Sky laws where applicable.

                          (i) Other than suits to enforce this Agreement or any of the Related Agreements, no action or proceeding shall have been instituted or threatened, and no injunction, writ, temporary restraining order or any other order of any nature issued by a court or other Governmental Authority of competent jurisdiction shall have been issued, for the purpose or with the possible effect of enjoining or preventing the consummation of this Agreement or any of the Related Agreements, the performance by each of the Parties hereto of its respective obligations hereunder or thereunder or the consummation of the Transactions contemplated hereby or thereby.

                          (j) The representations and warranties of each of the other Parties hereto set forth in Articles III, IV, and VI, respectively, hereof shall be true and correct in all material respects as of the Closing Date, with the same effect as though such representations and warranties had been made by each of the other Parties hereto on and as of the Closing Date, and each of the Parties hereto shall have received a certificate from an appropriate duly authorized officer of each of the other Parties hereto, each dated as of the Closing Date, certifying to the foregoing effect as to itself.

                          (k) The Bayard Note shall be repaid in full from cash received by the Company from the sale of Common Stock to Energy Spectrum pursuant to Section 2.3(g) hereof at the Closing.

                          (l) At the Closing, each of the Parties hereto shall deliver, or cause to be delivered, each of the following agreements to which each such Party is a party, duly executed by each such Party thereto:

                                 (i)      the Oliver Transfer Agreements;

                                 (ii)     the Master Drilling Agreement;

                                 (iii)    the Chesapeake Option Agreement;

                                 (iv)     the Stockholders Agreement;

                                 (v)      the Registration Rights Agreement; and

                                 (vi)     the New Credit Agreement.

                          (m) At the Closing, each of the Parties hereto shall deliver or cause to be delivered, the following additional documents which are applicable to itself:

                                  (i)      such documents as any other Party
                 hereto shall reasonably request relating to the due organization and valid existence of such Party under the laws of its jurisdiction of organization; the authority of such Party to enter into this Agreement and any Related Agreements and any other matters relevant hereto and thereto, all in form and substance reasonably satisfactory to the Party or Parties making such request;

                                  (ii)     Evidence satisfactory to each of
                 the Parties hereto that as of the Closing the Anadarko Assets are free and clear of all Liens and encumbrances of any kind or character, and that all Permitted Liens have been released in full and are of no further force or effect;

                                  (iii) Evidence satisfactory to each of the Parties hereto that as of the Closing the Oliver Assets are free and clear of all Liens and encumbrances of any kind or character;

                          (n) At the Closing, each of the Parties hereto shall receive the following opinions of legal counsel to the other
         Parties:

                                  (i)      an opinion of Gable Gotwals Mock
                 Schwabe, counsel to AnSon and Anadarko, substantially in the form attached as Exhibit K hereto;

                                  (ii)     an opinion of Novakov, Davidson &
                 Flynn, A Professional Corporation, counsel to the Oliver Companies, substantially in the form attached as Exhibit L hereto;

                                  (iii) an opinion of Baker & Botts, L.L.P., counsel to Energy Spectrum, substantially in the form attached as Exhibit M hereto; and

                                  (iv) an opinion of the general counsel of Chesapeake, substantially in the form attached as Exhibit N hereto;

each such opinion may incorporate such reliance, assumptions, qualifications and limitations as are customary and reasonable for transactions which are similar to the Transactions contemplated hereby.

                 SECTION 7.2. Additional Conditions Precedent of Energy Spectrum. The obligations of Energy Spectrum at the Closing are subject to the satisfaction on or prior to the Closing Date of the additional conditions set forth below:

                          (a) The due diligence conducted by Energy Spectrum and its advisors, accountants and legal counsel in connection with the Transactions contemplated hereby shall not have caused Energy Spectrum to become aware of any facts relating to (i) the business, liabilities, financial condition, results of operations, or affairs of Anadarko, any of the Oliver Companies or the Company, or (ii) the Anadarko Assets or the Oliver Assets, which in the good faith judgment of Energy Spectrum makes it inadvisable for Energy Spectrum to proceed with the Transactions contemplated hereby.

                          (b) The due diligence conducted by Energy Spectrum and its advisors and legal counsel in connection with the Transactions contemplated hereby shall not have caused Energy Spectrum to become aware of any violation or alleged violation by AnSon, Anadarko, any of the Oliver Companies or the Company, or any act, omission, event, or circumstance which, in the good faith judgment of Energy Spectrum, may constitute or serve as a basis for a material violation by AnSon, Anadarko, any of the Oliver Companies or the Company, of any applicable federal or state law, rule, or regulation pertaining to health or the environment which, in the good faith judgment of Energy Spectrum, could cause a material adverse effect on the business or performance of Anadarko, any of the Oliver Companies and/or the Company or the operations of either of the Anadarko Assets or the Oliver Assets.

                          (c) There shall not have occurred any material casualty or damage (whether or not insured) to any of the Anadarko Assets or the Oliver Assets, and the business of Anadarko and the Company shall have been conducted only in the ordinary course consistent with its past practice, and Energy Spectrum shall have received a certificate from a duly authorized officer of
         (i) the general partner of AnSon, (ii) the managing partner of Anadarko, (iii) each of the Oliver Companies, and (iv) the Company, each dated as of the Closing Date, certifying to the foregoing effect as to itself.

                 SECTION 7.3. Additional Conditions Precedent of the Oliver Companies. The obligations of the Oliver Companies at the Closing are subject to the satisfaction on or prior to the Closing Date of the additional conditions set forth below:

                          (a) The due diligence conducted by the Oliver Companies and their advisors, accountants and legal counsel in connection with the Transactions contemplated hereby shall not have caused the Oliver Companies to become aware of any facts relating to
         (i) the business, liabilities, financial condition, results of operations, or affairs of Anadarko or the Company, or (ii) the Anadarko Assets, which in the good faith judgment of the Oliver Companies makes it inadvisable for the Oliver Companies to proceed with the Transactions contemplated hereby.

                          (b) The due diligence conducted by the Oliver Companies and their advisors and legal counsel in connection with the Transactions contemplated hereby shall not have caused the Oliver Companies to become aware of any violation or alleged violation by AnSon, Anadarko or the Company, or any act, omission, event, or circumstance which, in the good faith judgment of the Oliver Companies, may constitute or serve as a basis for a material violation by AnSon, Anadarko or the Company, of any applicable federal or state law, rule, or regulation pertaining to health or the environment which, in the good faith judgment of the Oliver Companies, could cause a material adverse effect on the business or performance of Anadarko and/or the Company or the operations of the Anadarko Assets.

                          (c) There shall not have occurred any material casualty or damage (whether or not insured) to any of the Anadarko Assets, and the business of Anadarko and the Company shall have been conducted only in the ordinary course consistent with its past practice, and the Oliver Companies shall have received a certificate from a duly authorized officer of (i) the general partner of AnSon,
         (ii) the managing partner of Anadarko, and (iii) the Company, each dated as of the Closing Date, certifying to the foregoing effect as to itself.


                                  ARTICLE VIII
                        CERTAIN COVENANTS AND AGREEMENTS

                 SECTION 8.1.     Energy Spectrum Inspection.    From the date
hereof to the Closing, the Company and each of the Oliver Companies shall give Energy Spectrum and its officers, attorneys, accountants, and representatives free, full, and complete access during reasonable business hours to the Anadarko Assets and the Oliver Assets as Energy Spectrum may deem necessary or appropriate; provided, however, that such due diligence review shall not unreasonably interfere with the operations by the Company or the Oliver Companies of the Anadarko Assets or the Oliver Assets, respectively. AnSon, Anadarko, the Oliver Companies and the Company shall provide Energy Spectrum and its officers, attorneys, accountants and representatives with any information reasonably requested by them pertaining to the operations of, the income derived from and the expenses associated with the Anadarko Assets and the Oliver Assets.

                 SECTION 8.2.     Oliver Companies Inspection.    From the date
hereof to the Closing, the Company shall give the Oliver Companies and their officers, attorneys, accountants, and representatives free, full, and complete access during reasonable business hours to the Anadarko Assets as the Oliver Companies may deem necessary or appropriate; provided, however, that such due diligence review shall not unreasonably interfere with the operations by the Company of the Anadarko Assets. AnSon, Anadarko and the Company shall provide the Oliver Companies and their officers, attorneys, accountants and representatives with any information reasonably requested by them pertaining to the operations of, the income derived from and the expenses associated with the Anadarko Assets.

                 SECTION 8.3.     Compliance.    From the date hereof to the
Closing, each of the Parties hereto shall not take or fail to take any action which action or failure to take such action shall cause the representations and warranties made by each such Party herein to be untrue or incorrect as of the Closing Date.

                 SECTION 8.4. Satisfaction of All Conditions Precedent. From the date hereof to the Closing, each of the Parties hereto shall use its reasonable best efforts to cause all conditions precedent set forth in Article VII hereof to be satisfied by the Closing.

                 SECTION 8.5.     Material Developments.   From the date hereof
to the Closing, AnSon, Anadarko, the Oliver Companies and the Company shall notify each of the other Parties hereto of any material problems or developments with respect to the business of the Company or Anadarko, or the condition of the Anadarko Assets or the Oliver Assets, of which AnSon, Anadarko, the Oliver Companies and/or the Company shall have or obtain knowledge.

                 SECTION 8.6.     Notice of Breach.    From the date hereof to
the Closing, each of the Parties hereto, immediately upon becoming aware thereof, shall give detailed written notice to each of the other Parties hereto of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to any such Party prior to the date of this Agreement, of any of its respective covenants, agreements, representations, or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

                 SECTION 8.7.     Notice of Litigation.   From the date hereof
to the Closing, immediately upon becoming aware thereof, each of the Parties hereto shall notify each of the other Parties hereto of (i) any suit, action, or proceeding to which any such Party is named as a party or which is threatened against any such Party in writing to the extent such suit, action or proceeding relating to this Agreement or any of the Related Agreements or affecting the consummation of the transactions contemplated hereby and thereby, (ii) any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or any of the Related Agreements or consummation of the Transactions contemplated hereby and thereby, or (iii) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain or enjoin the consummation of, this Agreement or any of the Related Agreements or the Transactions contemplated hereby and thereby or to nullify or render ineffective this Agreement or any of the Related Agreement or any such Transactions contemplated hereby or thereby if consummated.

                 SECTION 8.8.     Continuation of Insurance Coverage.     From
the date hereof to the Closing, the Company shall keep in full force and effect insurance coverage for the Anadarko Assets in the same amount and scope of coverage maintained with respect to the Anadarko Assets as of the date hereof. From the date hereof to the Closing, each of the Oliver Companies shall keep in full force and effect insurance coverage for the Oliver Assets in the same amount and scope of coverage maintained with respect to the Oliver Assets as of the date hereof.

                 SECTION 8.9.     Interim Operations.

                          (a) From the date hereof to the Closing, AnSon and Anadarko shall conduct the business and affairs of the Company and the operation of the Anadarko Assets in the ordinary course consistent with the past practice of AnSon and Anadarko with respect to the business of Anadarko and the operations of the Anadarko Assets, and shall not, unless Energy Spectrum and the Oliver Companies (acting through Oliver Drilling) shall give their prior written approval, (i) sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any of the Anadarko Assets except in the ordinary course of its business, or (ii) make any material acquisition or capital expenditure, or commit to make any such acquisition or expenditure, with respect to the business or operations of the Company or the Anadarko Assets if the amount of any such acquisition or expenditure, or the aggregate amount of all related acquisitions and expenditures, exceeds $10,000.

                          (b) The Company shall reimburse AnSon and Anadarko for the entire cost of any capital asset that is acquired or other capital expenditure that is made by AnSon and Anadarko in the ordinary course and consistent with the past practices of AnSon and Anadarko for and on behalf of the Company after November 1, 1996 and until the Closing Date, whether or not the written consent of Energy Spectrum was or is required therefor pursuant to Section 8.9(a) hereof; provided, however, that the assets acquired pursuant to such acquisition or capital expenditure (i) will be of continuing benefit to or in the business of the Company and (ii) will remain a capital asset of the Company after the Closing Date. The Company shall not be required to reimburse AnSon and Anadarko for non-capital expenses incurred by AnSon and Anadarko for and on behalf of the Company after November 1, 1996 and prior to the Closing Date in the ordinary course of the business of the

         Company or the operation of the Anadarko Assets, including without limitation, maintenance and repair expenses, employee costs and the other types of services referenced in Section 8.10(a) hereof.

                          (c) From the date hereof to the Closing, AnSon, Anadarko and the Company shall use their reasonable best efforts to maintain the Anadarko Assets in their present operating condition and repair, ordinary wear and tear excepted.

                          (d) From the date hereof to the Closing, the Oliver Companies shall not, unless each of the other Parties hereto shall give its prior written approval, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any of the Oliver Assets.

                          (e) From the date hereof to the Closing, the Oliver Companies shall use their reasonable best efforts to maintain the Oliver Assets in their present operating condition and repair, ordinary wear and tear excepted.

                 SECTION 8.10.    Management Services Agreement.

                          (a)     Operating and Administrative Services.
         From and after the Closing Date and until December 31, 1996, AnSon and Anadarko shall continue to make available to the Company its employees to conduct the operations of the Company, the Anadarko Assets and the Oliver Assets, all on behalf of the Company and under the management and supervision of the officers of the Company; provided, however, that AnSon and Anadarko shall (i) maintain such employees under their respective employ, (ii) continue to pay the wages and/or salaries of such employees, (iii) continue to provide employee benefits and other insurance benefits to such employees, and (iv) file all necessary tax returns on Form W-2 with the United States Internal Revenue Service for such employees, all in a manner consistent with the ordinary course of business and the past practices of AnSon and Anadarko. In addition, from and after the Closing Date and until December 31, 1996, Anadarko shall make available to the Company certain office space and administrative equipment for purposes of conducting the administrative operations of the Company, the Anadarko Assets and the Oliver Assets, including without limitation, (i) 1500-2000 square feet of office space, (ii) a conference room, (iii) a reception area, (iv) an employee break room, (v) computer systems, related computer networks and network printers, (vi) phone systems (excluding basic phone bill and local and long distance charges), (vii) fax machines (including fax paper) and (viii) copiers. At the request of the Board of Directors of the Company, after December 31, 1996 and until such later date as is reasonably requested by the Company, Anadarko shall continue to make available its employees, office space and administrative equipment pursuant to this Section 8.10 under substantially the same terms and conditions set forth in this Section 8.10.

                          (b)     Compensation.     As compensation for the
         employees, office space and administrative equipment to be provided by AnSon and Anadarko to the Company pursuant to this Section 8.10, the Company shall pay AnSon and Anadarko (i) a base fee of $1.46 per square foot of space occupied by the Company on a monthly basis, and
         (ii) a computer usage fee of $.0062 per unit of use on a monthly basis and consistent with Anadarko's internal allocation practices.

                          (c)     Employees.    Prior to the termination of
         Anadarko's obligations under Sections 8.10(a)and 8.10(b) hereof, the Company shall provide Anadarko with (i) a schedule of Anadarko's employees to whom the Company intends to offer employment and (ii) an offer of employment to each such employee. Upon receipt of such schedule and offers of employment, Anadarko shall notify such employees of the Company's offer and thereafter terminate the employment of each such employee that elects to accept the Company's offer of employment.

                 SECTION 8.11. Continuing Responsibilities of AnSon and Anadarko. From the date hereof through the Closing, AnSon and Anadarko shall cause the Company to comply with the terms of this Agreement and to execute and deliver the agreements and documents to be delivered by the Company at Closing.


                                   ARTICLE IX
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES
                        AND AGREEMENTS; INDEMNIFICATION

                 SECTION 9.1.     Survival of Representations and Agreements.

                          (a) All representations and warranties contained in this Agreement, any of the Related Agreements or in any agreement, instrument, certificate or other document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Transactions contemplated hereby and thereby and shall continue in full force and effect:

                                  (i)      for a period of seven years in the
                 case of the representations and warranties set forth in
                 Section 3.10 of Article III hereof;

                                  (ii)     for a period of three years in the
                 case of representations and warranties set forth in Sections 3.4, 3.15, 3.17, 4.4, 4.10, 5.5 and 6.5 hereof;

                                  (iii) for a period of one year in the case of all other representations set forth in Article III, IV, V and VI hereof; and

                                  (iv)     for the comparable periods of time
                 set forth above in this Section 9.1 in the case of each representation and warranty (but not covenants) set forth in any of the Related Agreements or any other agreement, instrument, certificate or other document delivered pursuant to this Agreement, based upon the nature of such representation and warranty when compared to the most analogous representation and warranty set forth herein;

         provided, however, that all representations and warranties contained in this Agreement and in any of the Related Agreements or any other agreement, instrument, certificate or other document delivered pursuant to this Agreement, shall terminate and be of no further force or effect upon the consummation of any transaction or transactions pursuant to which the shares of Common Stock and Common Stock Equivalents owned by each of (i) Energy Spectrum and (ii) the Oliver Companies (taken as a whole) constitute, in the aggregate, less than 5% of the issued and outstanding capital stock of the Company.

                          (b) Each covenant and agreement set forth in this Agreement or in any of the Related Agreement to be performed after the Closing shall survive the Closing in accordance with its terms. All representations, warranties, covenants and agreements made or contained in this Agreement or in any of the Related Agreement or any other agreement, instrument, certificate or other document delivered in accordance with this Agreement shall be deemed to be material and to have been relied upon by the Parties hereto.

                 SECTION 9.2. Indemnification by AnSon and Anadarko. From and after the Closing, AnSon and Anadarko shall jointly and severally indemnify and hold Energy Spectrum, the Oliver Companies and the Company, and each of their respective directors, officers, general and limited partners, employees, agents and affiliates, harmless against any and all damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses, including legal and other expenses reasonably incurred in investigating and defending against the same (collectively, "Liabilities" and each a "Liability") incurred by Energy Spectrum, the Oliver Companies or the Company resulting from
(i) the breach of any representation or warranty of AnSon, Anadarko or the Company contained in Article III hereof, or in any AnSon Agreement, Anadarko Agreement or Bayard Agreement, (ii) any breach of any agreement or covenant of AnSon, Anadarko or the Company (but in the case of the Company, only with respect to agreements or covenants to be performed prior to Closing) contained in this Agreement or in any AnSon Agreement, Anadarko Agreement or Bayard Agreement, (iii) the conduct of the business and operations of the Anadarko Assets on and prior to the Closing (whether by AnSon, Anadarko or the Company), and (iv) Third Party Claims arising with respect to periods prior to the Closing, whether as a result of actions or omissions of AnSon, Anadarko or the Company.

                 SECTION 9.3. Indemnification by the Oliver Companies. From and after the Closing, the Oliver Companies shall jointly and severally indemnify and hold the Company, and its directors, officers, employees, agents and affiliates, harmless against any and all Liabilities incurred by the Company resulting from (i) the breach of any representation or warranty of any of the Oliver Companies contained in Article IV hereof, or in any Oliver Transfer Agreement or Oliver Agreement, (ii) any breach of any agreement or covenant of any of the Oliver Companies contained in this Agreement or in any Oliver Transfer Agreement or Oliver Agreement, and
(iii) Third Party Claims arising with respect to periods prior to the Closing, whether as a result of actions or omissions of any of the Oliver Companies.

                 SECTION 9.4.     Indemnification by Energy Spectrum.    From
and after the Closing, Energy Spectrum shall indemnify and hold the Company, and its directors, officers, employees, agents and affiliates, harmless against any and all Liabilities incurred by the Company resulting from (i) the breach of any representation or warranty of Energy Spectrum contained in Article V hereof, or in any Energy Spectrum Agreement, (ii) any breach of any agreement or covenant of Energy Spectrum contained in this Agreement or in any Energy Spectrum Agreement, and (iii) Third Party Claims arising with respect to periods prior to the Closing, whether as a result of actions or omissions of Energy Spectrum.

                 SECTION 9.5.     Indemnification by Chesapeake.    From and
after the Closing, Chesapeake shall indemnify and hold the Company, and its directors, officers, employees, agents and affiliates, harmless against any and all Liabilities incurred by the Company resulting from (i) the breach of any representation or warranty of Chesapeake contained in Article VI hereof, or in any Chesapeake Agreement, (ii) any breach of any agreement or covenant of Chesapeake contained in this Agreement or in any Chesapeake Agreement, and
(iii) Third Party Claims arising with respect to periods prior to the Closing, whether as a result of actions or omissions of Chesapeake.

                 SECTION 9.6. Indemnification for Third Party Claims. The following procedures shall be applicable with respect to indemnification for Claims (as defined below) of third parties or of present or former employees of any Indemnitor ("Third Party Claims") arising in connection with any provision of this Agreement.

                          (a) Promptly after receipt by the party seeking indemnification hereunder (an "Indemnitee") of written notice of the assertion or the commencement of any claim, liability or obligation by a third party, whether by legal process or otherwise (a "Claim"), with respect to any matter within the scope of Sections 9.2, 9.3, 9.4 and
         9.5 hereof, the Indemnitee shall give written notice thereof (the "Notice") to the Person from whom indemnification is sought pursuant hereto (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto, provided that the failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless such failure results in (i) a default judgment, (ii) the expiration of the time to answer a complaint or (iii) material prejudice to Indemnitor's defense of such Claim. In case any such Claim is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to the Indemnitee within 30 days after receipt of the Notice, with counsel reasonably satisfactory to the Indemnitee at the Indemnitor's own expense. If the Indemnitor shall assume the defense of such Claim, it shall not settle such Claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 9.6, Indemnitee shall be permitted to join in the defense of such Claim and to employ counsel at its own expense.

                          (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such Claim, then the Indemnitee shall assume the defense of any such Claim, in which event it may do so in such manner as it may deem appropriate, provided that it shall not settle any Claim which would give rise to the Indemnitor's liability under Sections 9.2, 9.3, 9.4 and 9.5 hereof, as the case may be, without the Indemnitor's prior written consent, such consent not to be unreasonably withheld. The Indemnitor shall be permitted to join in the defense of such Claim and to employ counsel at its own expense.


                                   ARTICLE X
                                 MISCELLANEOUS

                 SECTION 10.1.    Publicity.    None of the Parties hereto
shall issue a press release or make any other public announcement of any sort relating to this Agreement or the Transactions contemplated hereby or thereby prior to the Closing; provided however, that the Parties shall be entitled to make such disclosures as may be required pursuant to applicable law or the lawful requirement of any Governmental Authority or by order of a court of competent jurisdiction. The Company shall issue a press release acceptable to all Parties on the Closing Date concerning this Agreement, the Related Agreements and the Transactions contemplated hereby and thereby. Without excluding the right of any other Party to issue a release pursuant to this
Section 10.1, each of the Parties hereto may issue a press release on the Closing Date concerning this Agreement, any Related Agreements to which such Party is a party and the Transactions contemplated hereby and thereby; provided, however, that any press release proposed to be released by such Party pursuant to this Section 10.1 is distributed to each of the other Parties hereto prior to any public release of such press release; and provided further, that such press release is mutually acceptable to each of the Parties hereto. The Parties hereto acknowledge that any press release concerning the Company, its business and operations issued after the Closing shall be subject to the confidentiality provisions set forth in the Stockholders Agreement.

                 SECTION 10.2. Termination. This Agreement may be terminated at any time prior to the Closing by:

                          (a) the mutual consent of all of the Parties hereto;

                          (b) AnSon and/or Anadarko upon the failure of any of the other Parties hereto to perform or comply in all material respects with any of its respective covenants or agreements contained herein prior to or at the Closing or if any representation or warranty of any of the other Parties hereunder shall not have been true and correct in all material respects as of the time at which such was made;

                          (c) Any of the Oliver Companies, upon the failure of any of the other Parties hereto to perform or comply in all material respects with any of its respective covenants or agreements contained herein prior to or at the Closing or if any representation or warranty of any of the other Parties hereunder shall not have been true and correct in all material respects as of the time at which such was made;

                          (d) Energy Spectrum upon the failure of any of the other Parties hereto to perform or comply in all material respects with any of its respective covenants or agreements contained herein prior to or at the Closing or if any representation or warranty of any of the other Parties hereunder shall not have been true and correct in all material respects as of the time at which such was made;

                          (e) Chesapeake upon the failure of any of the other Parties hereto to perform or comply in all material respects with any of its respective covenants or agreements contained herein prior to or at the Closing or if any representation or warranty of any of the other Parties hereunder shall not have been true and correct in all material respects as of the time at which such was made;

                          (f) any of the Parties hereto if the Parties hereto are unable to arrange financing on terms acceptable to all of the Parties hereto with The CIT Group or another acceptable bank or financial institution for the purpose of entering into the New Credit Agreement; and

                          (g) any of the Parties hereto if the Closing does not occur by December 31, 1996;

provided however, that no party may terminate this Agreement pursuant to subsections (b) through (e) above if such party is, at the time of any such attempted termination, in breach of any term or provision hereof.

                 SECTION 10.3.    Notices.    Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered by hand, by telex or telecopier, or by certified or registered mail, postage
prepaid and return receipt requested.   Notices shall be deemed to have been
given upon delivery, if delivered by hand, three days after mailing, if mailed, one business day after delivery to the courier, if delivered by overnight courier service, and upon receipt of an appropriate electronic confirmation, if by telex or telecopier:

                            If to the Company:

                                  Bayard Drilling Technologies, Inc.
                                  Lakepoint Towers
                                  4005 Northwest Expressway
                                  Suite 400E
                                  Oklahoma City, Oklahoma 73116
                                  Attention:  James E. Brown
                                  (405) 879-3844
                                  (405) 879-3847 (Fax)

                            If to AnSon or Anadarko:

                                  AnSon Partners Limited Partnership
                                  Lakepoint Towers
                                  4005 Northwest Expressway
                                  Suite 400E
                                  Oklahoma City, Oklahoma 73116
                                  Attention: Carl B. Anderson, III
                                  (405) 879-3844
                                  (405) 879-3847 (Fax)

                            If to the Oliver Companies:

                                  R.T. Oliver Drilling, Inc.
                                  6601 S.W. 29th Street
                                  Oklahoma City, Oklahoma  73179
                                  Attention: Roy T. Oliver
                                  (405) 745-4137
                                  (405) 745-4557 (Fax)

                            and

                                  Mike Mullen Energy Equipment Resource, Inc.
                                  8411 Preston Road
                                  Suite 730, LB2
                                  Dallas, Texas  75225
                                  (214) 692-6690
                                  (214) 692-6101 (Fax)
                          and

                                  Grupo de Hercules, Ltd.
                                  Mullen Oliver Partnership, Ltd.
                                  c/o Mullen-Oliver Rig Investments Group, Inc. 8411 Preston Road
                                  Suite 730, LB2
                                  Dallas, Texas  75225
                                  (214) 692-6690
                                  (214) 692-6101 (Fax)

                          If to Energy Spectrum:

                                  Energy Spectrum Partners LP
                                  5956 Sherry Lane
                                  Suite 600
                                  Dallas, Texas  75225
                                  Attention: Sidney L. Tassin
                                  (214) 373-4080
                                  (214) 373-4334 (Fax)

                          If to Chesapeake:

                                  Chesapeake Energy Corporation
                                  P.O. Box 18496
                                  Oklahoma City, Oklahoma  73154-0456
                                  Attention:  Marcus C. Rowland
                                  (405) 848-8000 Ext. 232
                                  (405) 879-9580 (Fax)

                 Any Party may from time to time change its address or designee for notification purposes by giving the other party prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

                 SECTION 10.4.    Fees and Expenses.

                          (a) Fees and Expenses Generally. Each of the Parties hereto shall be responsible for the payment of all fees and expenses incurred by each such Party in connection with the pursuit of the Transactions contemplated hereunder, including the preparation, negotiation and execution of this Agreement and the Related Agreements and all documents ancillary thereto ("Transaction Fees"), regardless of whether the Transactions contemplated hereunder are closed. Transaction Fees shall include all fees and expenses of each such Party's legal counsel, accountants and all other third party consultants and advisors engaged by each such Party to assist with the Transactions contemplated hereunder and all direct out of pocket expenses for travel and similar matters. Notwithstanding the foregoing, if the parties hereto fail to close the Transactions contemplated hereunder for any reason, Energy Spectrum and AnSon shall share equally the respective Transaction Fees incurred by each of them in connection with the preparation, negotiation and execution of this Agreement and the Related Agreements. Notwithstanding the foregoing, Energy Spectrum shall not be required to reimburse AnSon for any other accounting or legal fees and expenses incurred by AnSon relating to general Tax planning and structuring that are not directly attributable to the formation and incorporation of Bayard Oklahoma as described in Section 2.3 hereof and the pursuit of the transactions contemplated hereby.

                          (b)     Reimbursement at the Closing.    The Company
         shall reimburse Energy Spectrum, AnSon and the Oliver Companies for all out of pocket expenses reasonably incurred by Energy Spectrum, AnSon and the Oliver Companies in connection with the Transactions contemplated hereunder, including without limitation, the reasonable fees and expenses of legal counsel, accountants and all other third party consultants and advisors engaged by Energy Spectrum, AnSon or the Oliver Companies to assist in such Transactions. Notwithstanding the foregoing, the Company shall not be required to reimburse AnSon for any other accounting or legal fees and expenses incurred by AnSon relating to general Tax planning and structuring that are not directly attributable to the formation and incorporation of Bayard Oklahoma as described in Section 2.3 hereof. The Company shall reimburse Chesapeake for all reasonable legal fees and expenses paid to outside legal counsel in connection with the Transactions contemplated hereunder. Such reimbursements to Energy Spectrum, AnSon, the Oliver Companies and Chesapeake shall be due at the Closing, or promptly following any earlier termination of the Transactions contemplated hereunder for any reason, including without limitation, any termination of the Letter of Intent by election of any Investor (as defined therein).

                 SECTION 10.5. Energy Spectrum Advisory Fees. In consideration of the contribution made by Energy Spectrum to the organization and structuring of the Transactions contemplated hereunder and the arrangement of financing in connection therewith, at the Closing the Company shall pay a one-time financial advisory and structuring fee to the general partner of Energy Spectrum in the amount of $300,000. In addition, in consideration of the contribution that Energy Spectrum is expected to make to the arrangement, organization and structuring of any subsequent equity financing of the Company which is funded by Energy Spectrum, the Company shall pay an advisory and structuring fee to the general partner of Energy Spectrum in an amount equal to 2% of the equity financing contributed by Energy Spectrum to the Company in connection with any such equity financing.

                 SECTION 10.6. Energy Spectrum Right of First Refusal. In the event that the Company shall desire to raise additional capital through further equity financing, Energy Spectrum shall have the right to provide the next $10 million of equity financing to the Company on terms which are or would be otherwise available to the Company from third parties (the "Right of

Refusal"), provided however, that the Right of Refusal shall not apply to the issuance of equity by the Company in exchange for, or to purchase, assets or operating entities, and provided further, that the Right of Refusal shall not apply to the issuance of equity by the Company pursuant to employee stock option plans or in connection with an IPO and shall terminate upon the consummation of an IPO.

                 SECTION 10.7. Restrictions on Transfer. Shares of Common Stock shall not be transferable except upon the conditions specified in this
Section 10.7, which are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any such shares.

                          (a) In addition to any other legend that may be required by applicable law, each certificate representing shares of Common Stock, unless otherwise permitted by the provisions of this
         Section 10.7, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                          "ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER
                 DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDERS OF SUCH SHARES OF STOCK ARE SUBJECT TO, THE TERMS AND CONDITIONS CONTAINED IN THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 2, 1996, AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH IS AVAILABLE FOR EXAMINATION BY HOLDERS OF SHARES OF COMMON STOCK OF BAYARD DRILLING TECHNOLOGIES, INC. (THE "COMPANY") AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THESE SHARES OF STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY UNITED STATES STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO THE SALE OR OTHER DISPOSITION OF SUCH SHARES OR A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED AND (ii) EXCEPT IN THE CASE OF PUBLICLY TRADED SHARES, THE TRANSFEREE IS AN "ACCREDITED INVESTOR" AS DEFINED IN REGULATION D PROMULGATED UNDER THE SECURITIES ACT."

                          The certificates of shares of Common Stock shall also bear any legend required under any applicable state securities or "blue sky" laws.

                          (b) The holder of shares of Common Stock bearing the restrictive legend set forth in paragraph (a) above ("Restricted Shares"), by acceptance thereof, agrees that, unless a registration statement is in effect under the Securities Act with respect to the sale or other disposition of such Restricted Shares, prior to any transfer or attempted transfer of such Restricted Shares, such holder will give the Company (i) written notice describing the proposed transfer of any Restricted Shares in reasonable detail, (ii) certification that the proposed transferee of the Restricted Shares is an "accredited investor" within the meaning of Rule 501 under the Securities Act, (iii) such other information about the proposed transfer of such Restricted Shares or the proposed transferee of such Restricted Shares as the Company may reasonably request and (iv) an opinion of counsel reasonably acceptable to the Company to the effect that the proposed transfer of such Restricted Shares may be effected without registration of such Restricted Shares under the Securities Act and applicable United States state securities laws. In addition, if the holder of the Restricted Shares delivers to the Company an opinion of counsel that subsequent transfers of such Restricted Shares will not require registration or qualification under the Securities Act, the Company shall cause the transfer agent promptly after such contemplated transfer to deliver new certificates for such Restricted Shares that do not bear the legend set forth in paragraph (a) above. If the foregoing conditions entitling the holder to effect a proposed transfer of such Restricted Shares without registration under the Securities Act have not been satisfied, the holder shall not transfer the Restricted Shares, and the Company shall cause the transfer agent not to transfer such Restricted Shares on its books or issue any certificates representing such Restricted Shares. Any purported transfer not in accordance with the terms hereof shall be void ab initio. The restrictions imposed by this Section 10.7(b) upon the transferability of any particular Restricted Shares shall cease and terminate when such Restricted Shares have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Shares as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new certificate representing shares of Common Stock that does not bear the restrictive legend set forth above and does not contain any other reference to the restrictions imposed by this
         Section 10.7(b). As used in this Section 10.7(b), the term "transfer" encompasses any sale, transfer, pledge or other disposition of any shares of Common Stock referred to herein.

                 SECTION 10.8. Amendment; Waivers. This Agreement may be amended only by a written instrument duly executed and delivered on behalf of each of the Parties hereto. Compliance with any term or provision hereof may be waived only by a written instrument executed by each Party entitled to the benefits thereof. No failure to exercise any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

                 SECTION 10.9. Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives. Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party, other than to an Affiliate of such Party, without the prior written consent of each of the other Parties hereto.

                 SECTION 10.10. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                 SECTION 10.11. Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                 SECTION 10.12. Severability. In the event that any one or more of the terms or provisions contained in this Agreement, the Related Agreements or in any other agreement, instrument or document referred to herein shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality or enforceability of all other terms and provisions of this Agreement, the Related Agreements or any other such agreement, instrument or other documents referred to herein shall not be affected.

                 SECTION 10.13. Headings. The Article and Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall limit, extend or otherwise affect the meaning or interpretation of the terms and provisions of this Agreement.

                 SECTION 10.14.   Rules of Construction.

                          (a) In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number.

                          (b) All references herein to dollar amounts are in United States dollars.

                          (c) The terms "herein," "hereunder," "hereto" and similar terms refer to this Agreement generally and not to any one Article or Section of this Agreement.

                 SECTION 10.15. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto which are incorporated by reference herein, and the Related Agreements and other documents referred to therein, constitute the entire agreement and understanding among the Parties with respect to the Transactions contemplated hereby and thereby and cancel, merge and supersede all prior oral or written agreements, representations and warranties, arrangements and understandings relating to the subject matter hereof and thereof.

                 SECTION 10.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF ANOTHER JURISDICTION.

                 SECTION 10.17. Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the Related Agreements were not performed in accordance with the terms thereof. Accordingly, the Parties agree that each of them shall be entitled to injunctive relief to prevent breaches of the terms and provisions of this Agreement and the Related Agreements and to obtain specific performance of such terms, in addition to any other remedy now or hereafter available at law or in equity or otherwise.

                 SECTION 10.18. Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties set forth below have caused this Master Agreement to be duly executed as of the date first above written.


                               BAYARD DRILLING COMPANY



                               By:  /s/ JAMES E. BROWN
                                  ---------------------------------------------
                               Name:    James E. Brown
                                    -------------------------------------------
                               Title:   PRESIDENT
                                     ------------------------------------------


                               ENERGY SPECTRUM PARTNERS LP

                               By: Energy Spectrum Capital LP, General Partner

                                   By: Energy Spectrum LLC, General Partner


                                       By: /s/ SIDNEY TASSIN
                                          -------------------------------------
                                               Sidney Tassin
                                               President


                               ANSON PARTNERS LIMITED PARTNERSHIP


                               By:/s/  CARL B. ANDERSON
                                  ---------------------------------------------
                                       General Partner


                                       By:
                                          -------------------------------------
                                       Name: Carl B. Anderson III
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                          ANADARKO DRILLING COMPANY


                          By: /s/ CARL B. ANDERSON
                             ----------------------------------------
                                  General Partner


                                  By:
                                     --------------------------------
                                  Name: Carl B. Anderson
                                       ------------------------------
                                  Title:
                                        -----------------------------



                          CHESAPEAKE ENERGY CORPORATION


                          By: /s/ AUBREY K. MCCLENDON
                             ----------------------------------------
                          Name:   Aubrey K. McClendon
                               --------------------------------------
                          Title: Chairman and Chief Executive Officer
                                -------------------------------------



                          R.T. OLIVER DRILLING, INC.



                          By:/s/ ROY T. OLIVER
                             ----------------------------------------
                          Name:  Roy T. Oliver
                               --------------------------------------
                          Title: President
                                -------------------------------------



                          MIKE MULLEN ENERGY EQUIPMENT
                          RESOURCE, INC.



                          By:/s/ MIKE MULLEN
                             ----------------------------------------
                          Name:  Mike Mullen
                               --------------------------------------
                          Title: President
                                -------------------------------------

                           GRUPO DE HERCULES, LTD.


                           By: Mullen-Oliver Rig Investments Group, Inc. General Partner


                                   By: /s/ MIKE MULLEN
                                      ---------------------------------------
                                   Name:   Mike Mullen
                                        -------------------------------------
                                   Title:  President
                                         ------------------------------------


                           MULLEN-OLIVER PARTNERSHIP, LTD.


                           By: Mullen-Oliver Rig Investments Group, Inc. General Partner


                                   By:/s/ MIKE MULLEN
                                      ---------------------------------------
                                   Name:  Mike Mullen
                                        -------------------------------------
                                   Title: President
                                         ------------------------------------